                                                                     EXHIBIT 4.2


                                                                  EXECUTION COPY


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                              COLLATERAL AGENCY AND
                             INTERCREDITOR AGREEMENT

                            Dated as of March 1, 2000

                                      among

                              AES RED OAK, L.L.C.,

                              THE BANK OF NEW YORK,
                                   as Trustee,

                                DRESDNER BANK AG,
                       acting through its New York Branch,
                              as DSR LOC Provider,

                                DRESDNER BANK AG,
                       acting through its New York Branch,
                              as PPA LOC Provider,

                                DRESDNER BANK AG,
                       acting through its New York Branch,
                           as Working Capital Provider

                              THE BANK OF NEW YORK,
                              as Collateral Agent,

                                       and


                              THE BANK OF NEW YORK,
                               as Depositary Bank



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       830 MW (Net) Gas-Fired Combined Cycle Electric Generating Facility
               Borough of Sayreville, Middlesex County, New Jersey

                                TABLE OF CONTENTS

                                                                                                               PAGE
ARTICLE I DEFINITIONS.............................................................................................2

   SECTION 1.1 DEFINITIONS........................................................................................2

ARTICLE II SECURITY INTERESTS AND EXERCISE OF RIGHTS..............................................................8

   SECTION 2.1 SHARING; PRIORITY OF SECURITY INTERESTS............................................................8
   SECTION 2.2 SUBORDINATED DEBT..................................................................................9
   SECTION 2.3 EXERCISE OF RIGHTS UNDER SECURITY DOCUMENTS........................................................9
   SECTION 2.4 RIGHTS OF SENIOR PARTIES..........................................................................12
   SECTION 2.5 CERTAIN AMENDMENTS................................................................................12

ARTICLE III ACCOUNTS.............................................................................................13

   SECTION 3.1 ESTABLISHMENT OF PROJECT ACCOUNTS.................................................................13
   SECTION 3.2 INVESTMENT OF FUNDS IN THE PROJECT ACCOUNTS.......................................................14
   SECTION 3.3 VALUATION AND SALE OF INVESTMENTS.................................................................14
   SECTION 3.4 POSSESSION OF ACCOUNTS; LIQUIDATION...............................................................15
   SECTION 3.5 THE DEPOSITARY BANK; LIMITED COMPANY RIGHTS.......................................................15
   SECTION 3.6 ADVANCES..........................................................................................17
   SECTION 3.7 COLLECTION OF PROJECT REVENUES....................................................................18
   SECTION 3.8 CONSTRUCTION ACCOUNT..............................................................................18
   SECTION 3.9 PAYMENTS ON COMMERCIAL OPERATION DATE.............................................................20
   SECTION 3.10 REVENUE ACCOUNT..................................................................................21
   SECTION 3.11 OPERATING AND MAINTENANCE ACCOUNT................................................................23
   SECTION 3.12 DEBT SERVICE RESERVE ACCOUNT.....................................................................23
   SECTION 3.13 MAJOR MAINTENANCE RESERVE ACCOUNT................................................................26
   SECTION 3.14 DISTRIBUTION ACCOUNT.............................................................................26
   SECTION 3.15 RESTORATION ACCOUNT..............................................................................28
   SECTION 3.16 FUEL CONVERSION PAYMENT VOLUME REBATE ACCOUNT....................................................31
   SECTION 3.17 SUBORDINATED DEBT ACCOUNT........................................................................31

ARTICLE IV APPLICATION OF CERTAIN PROCEEDS.......................................................................31

   SECTION 4.1 DIVISION OF FORECLOSURE PROCEEDS AND PROCEEDS UNDER THE WILLIAMS GUARANTY.........................31
   SECTION 4.2 APPLICATION OF CASUALTY PROCEEDS AND EMINENT DOMAIN PROCEEDS......................................32
   SECTION 4.3 APPLICATION OF BUY-DOWN AMOUNTS...................................................................35

ARTICLE V COLLATERAL AGENT; DEPOSITARY BANK......................................................................38

   SECTION 5.1 APPOINTMENT AND DUTIES OF COLLATERAL AGENT AND DEPOSITARY BANK....................................38
   SECTION 5.2 RIGHTS OF COLLATERAL AGENT........................................................................39
   SECTION 5.3 LACK OF RELIANCE ON THE COLLATERAL AGENT..........................................................41
   SECTION 5.4 INDEMNIFICATION...................................................................................42
   SECTION 5.5 PREPAYMENT OF CONSTRUCTION CONTRACT...............................................................42
   SECTION 5.6 RESIGNATION OF THE COLLATERAL AGENT OR DEPOSITARY BANK............................................45
   SECTION 5.7 REMOVAL OF THE COLLATERAL AGENT OR DEPOSITARY BANK................................................46
   SECTION 5.8 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.......................................46
   SECTION 5.9 POWER OF ATTORNEY.................................................................................46

ARTICLE VI REPRESENTATIONS AND WARRANTIES........................................................................47

   SECTION 6.1 REPRESENTATIONS AND WARRANTIES....................................................................47

ARTICLE VII MISCELLANEOUS........................................................................................49

   SECTION 7.1 AGREEMENT FOR BENEFIT OF PARTIES HERETO...........................................................49


                                                         i


   SECTION 7.2 NO WARRANTIES.....................................................................................50
   SECTION 7.3 SEVERABILITY......................................................................................50
   SECTION 7.4 NOTICES...........................................................................................50
   SECTION 7.5 SUCCESSORS AND ASSIGNS............................................................................52
   SECTION 7.6 COUNTERPARTS......................................................................................52
   SECTION 7.7 GOVERNING LAW.....................................................................................52
   SECTION 7.8 IMPAIRMENTS OF OTHER RIGHTS.......................................................................52
   SECTION 7.9 AMENDMENT; WAIVER.................................................................................52
   SECTION 7.10 HEADINGS.........................................................................................53
   SECTION 7.11 TERMINATION......................................................................................53
   SECTION 7.12 ENTIRE AGREEMENT.................................................................................53
   SECTION 7.13 LIMITATION OF LIABILITY..........................................................................53
   SECTION 7.14 REPLACEMENT AND/OR REMOVAL OF INDEPENDENT ENGINEER; PAYMENT
                   OF INDEPENDENT ENGINEER.......................................................................54
   SECTION 7.15 THIRD-PARTY ENGINEER DISPUTE RESOLUTION..........................................................54

EXHIBITS

Exhibit 2.1       Form of Designation Letter
Exhibit 2.2       Terms of Subordination
Exhibit 2.3       Form of Senior Party Certificate
Exhibit 3.6(a)    Form of Guaranty
Exhibit 3.6(b)    Form of Letter of Credit
Exhibit 3.8       Form of Requisition
Exhibit 3.15      Form of Restoration Certificate
Exhibit 4.3       Form of Performance Enhancement Certificate
Exhibit 5.5       Form of EPC Contract Prepayment Letter of Credit
Exhibit 7.14      Third-Party Engineers

                              COLLATERAL AGENCY AND
                             INTERCREDITOR AGREEMENT


         COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT, dated as of March 1, 2000 (this "AGREEMENT"), among AES RED OAK L.L.C., a Delaware limited liability company (the "COMPANY"), THE BANK OF NEW YORK, as Trustee (the "TRUSTEE"), DRESDNER BANK AG, acting through its New York Branch, in its capacity as Agent on behalf of and for the benefit of the banks (including the DSR LOC Issuing Bank) under and pursuant to the terms of the DSR LOC Reimbursement Agreement (the "DSR LOC PROVIDER"), DRESDNER BANK AG, acting through its New York Branch, in its capacity as Agent on behalf of and for the benefit of the banks (including the PPA LOC Issuing Bank) under and pursuant to the terms of the PPA LOC Reimbursement Agreement (the "PPA LOC PROVIDER"), DRESDNER BANK AG, acting through its New York Branch, in its capacity as Agent on behalf of and for the benefit of the banks under and pursuant to the terms of the Working Capital Agreement (the "WORKING CAPITAL PROVIDER"), THE BANK OF NEW YORK, as Collateral Agent (the "COLLATERAL AGENT") and THE BANK OF NEW YORK, as Depositary Bank (the "DEPOSITARY BANK").

                              W I T N E S S E T H:


         WHEREAS, the Company is constructing and will own and lease a gas-fired combined cycle electric generating facility in Borough of Sayreville, Middlesex County, New Jersey, with a net design capacity of approximately 830 megawatts and related property and facilities;

         WHEREAS, the Company intends to finance the construction and equipping of the Facility primarily through the issuance of the Bonds, the net proceeds of which, shall be received by the Company;

         WHEREAS, the Company has duly authorized the creation and issuance of the Bonds pursuant to the Indenture;

         WHEREAS, in connection with the authentication and delivery of the first Bonds to be authenticated and delivered by the Trustee under the Indenture, the Company will deliver (i) the DSR Letter of Credit, which the DSR LOC Issuing Bank has agreed to issue subject to the terms and conditions contained in the DSR LOC Reimbursement Agreement, and (ii) the PPA Letter of Credit, which the PPA LOC Issuing Bank has agreed to issue subject to the terms and conditions contained in the PPA LOC Reimbursement Agreement;

         WHEREAS, all obligations of the Company under the Indenture, the Working Capital Agreement, the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement Agreement and this Agreement will be secured as set forth in the Security Documents pursuant to which the Collateral Agent has been granted a Security Interest in the Collateral; and

         WHEREAS, the parties hereto desire to enter into this Agreement to set forth their mutual understanding with respect to (i) the exercise of certain rights, remedies and options by the respective parties hereto under the above described documents, (ii) the priority of their respective security interests created by the Security Documents, (iii) the appointment of the Collateral Agent and (iv) the appointment of the Depositary Bank.

         NOW, THEREFORE, for and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, covenant and agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

         SECTION 1.1  DEFINITIONS.

         The following terms shall have the meanings specified herein unless the context otherwise requires. Capitalized terms not otherwise defined herein shall have the meanings specified in the Indenture in the form of such terms as they exist on the date hereof; PROVIDED, HOWEVER, that defined terms from the Indenture that have been added or amended subsequent to the date hereof shall have such added or amended meanings herein upon compliance with the provisions of Section 5.1(d). For the purposes of this Agreement, the rules of construction set forth in the Indenture shall apply as if such rules were set forth herein.

         "ACCEPTABLE CREDIT PROVIDER" means (i) in the case of an unconditional guaranty, AES (if and for so long as its long-term unsecured debt is rated at least Investment Grade and not lower than the then current lowest rating of the Bonds by each of S&P and Moody's) and (ii) in the case of an irrevocable letter of credit, a bank or trust company with a combined capital and surplus of at least $1,000,000,000 whose long-term unsecured debt is rated at least "A" by S&P and "A2" by Moody's.

         "ACCEPTABLE CREDIT SUPPORT" means (i) an unconditional guaranty substantially in the form of Exhibit 3.6(a) or (ii) an irrevocable letter of credit substantially in the form of Exhibit 3.6(b) (which is not an obligation of the Company and is not secured by the Collateral), in each case from an Acceptable Credit Provider. Each Acceptable Credit Support delivered under this Agreement shall clearly specify the Advance to which such Acceptable Credit Support relates.

         "ADVANCES" has the meaning specified in Section 3.6.

         "AUTHORIZED REPRESENTATIVE" of any Person means the individual or individuals authorized to act on behalf of such Person by the board of directors, management committee, board of control or any other governing body of such Person as designated from time to time in a certificate of such Person with specimen signatures and delivered to the Collateral Agent and upon which the Collateral Agent may conclusively rely.

         "AVAILABLE ACCOUNTS" means the Project Accounts other than the Construction Account and the Distribution Account.

         "AVAILABLE CASH FLOW" means, with respect to each application of funds required under this Agreement as of any specified date, all funds remaining in the Revenue Account as of such date and available to be applied as set forth in this Agreement after all prior applications of funds in the Revenue Account required on such date.

         "BOND PAYMENT DATE" means February 28, May 31, August 31 and November 30 for each year commencing on May 31, 2000, on which interest on and/or principal of the Bonds shall be payable in accordance with the Indenture.

         "CERTIFICATE AS TO REDEMPTION" means the certificate filed by an Authorized Representative of the Company in the case of an Event of Loss or an Event of Eminent Domain in order to determine (i) whether the Facility can be rebuilt, repaired or restored and (ii) the availability of Casualty Proceeds or Eminent Domain Proceeds for such rebuilding, repairing or restoring.

         "CLAIMS" means with respect to any Person, any and all suits, sanctions, legal proceedings, claims, assessments, judgments, damages, penalties, fines, liabilities, demands, out-of-pocket costs, reasonable out-of-pocket expenses of whatever kind (including reasonable attorneys' fees and expenses) and losses incurred or sustained by or against such Person.

         "COLLATERAL AGENT" has the meaning specified in the preamble of this Agreement.

         "COLLATERAL AGENT CLAIMS" means all obligations of the Company, now or hereafter existing, to pay fees, costs, expenses, liabilities or indemnities to the Collateral Agent under the Collateral Agency Agreement.

         "COMBINED EXPOSURE" means, as of any date of calculation, the sum (calculated without duplication) of the following, to the extent the same is held by or represented by a Senior Party: (i) the aggregate principal amount of all Outstanding Bonds; (ii) the aggregate principal amount of all outstanding Permitted Indebtedness (other than the Bonds, DSR LOC Loans, DSR LOC Term Loans, DSR Bonds, PPA LOC Loans, loans under the Working Capital Agreement, Subordinated Debt and Affiliate Subordinated Debt); (iii) the aggregate amount of all available undrawn financing commitments under the documents governing the Permitted Indebtedness (other than the Bonds, Subordinated Debt, Affiliate Subordinated Debt, the Working Capital Agreement, the DSR LOC Reimbursement Agreement and the PPA LOC Reimbursement Agreement) which the creditors party to such documents have no right to terminate; (iv) the maximum amounts available to be drawn under the Working Capital Agreement, the DSR Letter of Credit and the PPA Letter of Credit (taking into account, without duplication, in the case of the DSR Letter of Credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the DSRA Required Balance); and
(v) the amount, without duplication, of unreimbursed drawings under the Working Capital Agreement, the DSR Letter of Credit and the PPA Letter of Credit.

         "COMMERCIAL OPERATION CERTIFICATE" has the meaning specified in Section 3.9.

         "COMPANY" has the meaning specified in the preamble of this Agreement.

         "CONSTRUCTION ACCOUNT" means the Construction Account established pursuant to Section 3.1.

         "CONTRACT" means any agreement, lease, license, evidence of Debt, indenture or other contract (including any design, construction, equipment, or other warranty or guarantee under any of the foregoing).

         "DEBT SERVICE COVERAGE RATIO" means for any period, without duplication, a ratio the numerator of which is Cash Available for Debt Service for that period and the denominator of which is principal, interest and commitment fees, underwriting fees and other similar fees due for such period on the Bonds and other Permitted Indebtedness which ranks PARI PASSU with the Bonds.

         "DEBT SERVICE RESERVE ACCOUNT" means the Debt Service Reserve Account established pursuant to Section 3.1.

         "DEPOSITARY BANK" has the meaning specified in the preamble to this Agreement.

         "DESIGNATION LETTER" means a "Designation Letter" in the form of
Exhibit 2.1, pursuant to which a Person agrees to be bound by the terms of this Agreement.

         "DISTRIBUTION ACCOUNT" means the Distribution Account established pursuant to Section 3.1.

         "DISTRIBUTION CONDITIONS" has the meaning specified in Section 3.14.

         "DSR BOND" has the meaning specified in the DSR LOC Reimbursement Agreement.

         "DSR LOC LOAN" has the meaning specified in the DSR LOC Reimbursement Agreement.

         "DSR LOC PROVIDER" has the meaning specified in the preamble of this Agreement.

         "DSR LOC REIMBURSEMENT FUND" means the DSR Reimbursement Fund established pursuant to Section 3.1.

         "DSR LOC TERM LOAN" has the meaning specified in the DSR LOC Reimbursement Agreement.

         "EPC CONTRACT CHANGE" has the meaning specified in Section 5.5(h).

         "EPC CONTRACT PREPAYMENT" has the meaning specified in Section 5.5.

         "EPC CONTRACT PREPAYMENT AMOUNT" means $290,800,000.

         "EPC CONTRACT PREPAYMENT COORDINATION AGREEMENT" means the EPC Contract Prepayment Coordination Agreement, dated as of March 14, 2000, between the Contractor and the Company.

         "EPC CONTRACT PREPAYMENT LETTER OF CREDIT" means an irrevocable letter of credit or letters of credit in the form to be attached as Exhibit 5.5, issued for the benefit of the Company and for the account of the Contractor in the stated amount of the EPC Contract Prepayment Amount (as such amount may be reduced), by a domestic or foreign commercial bank whose outstanding senior unsecured long-term debt is rated at least "A" by S&P and "A2" by Moody's.

         "EPC CONTRACT REDUCTION AMOUNT" has the meaning specified in Section 5.5(d).

         "EQUITY CONTRIBUTION" means the equity contributions to be made by AES Red Oak under the Equity Subscription Agreement.

         "EVENT OF DEFAULT" means, so long as there are any Financing Commitments or any Financing Liabilities outstanding under such documents, an "Event of Default" as such term is defined in the Indenture, an "Event of Default" as such term is defined in the DSR LOC Reimbursement Agreement, an "Event of Default" as such term is defined in the PPA LOC Reimbursement Agreement or an "Event of Default" as such term is defined in the Working Capital Agreement.

         "EWG" means "exempt wholesale generator," as defined in Section 32(a) of PUHCA.

         "EXCESS AMOUNT" has the meaning specified in Section 3.12(k).

         "FAIR MARKET VALUE" has the meaning specified in the Power Purchase Agreement.

         "FINANCING COMMITMENT" means any commitment pursuant to the Financing Documents to provide credit to the Company including, but not limited to, (i) the Stated Amount of the DSR Letter of Credit and the PPA Letter of Credit, (ii) the obligation of the DSR LOC Provider to reinstate the DSR Letter of Credit upon the reimbursement of drawings thereunder, and to increase the amount of the DSR Letter of Credit from time to time by reason of an increase in the DSRA Required Balance and (iii) the Commitments under and as defined in the Working Capital Agreement.

         "FINANCING LIABILITIES" means all indebtedness, liabilities and obligations of the Company (of whatsoever nature and howsoever evidenced including, but not limited to, principal, interest, fees, reimbursement obligations, collateralization or deposit obligations, penalties, indemnities and legal expenses, whether due after acceleration or otherwise) under or pursuant to the Indenture, the Bonds and any evidence of indebtedness thereunder entered into, the Working Capital Agreement and any evidence of indebtedness thereunder entered into, the DSR LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the PPA LOC Reimbursement Agreement and any evidence of indebtedness thereunder entered into, the Collateral Agency Agreement and any evidence of indebtedness thereunder entered into, and the Security Documents, to the extent arising on or prior to the Final Maturity Date, in each case, direct or indirect, primary or secondary, fixed or contingent, now or hereafter arising out of or relating to any such agreements.

         "FUEL CONVERSION PAYMENT VOLUME REBATE ACCOUNT" means the Fuel Conversion Payment Volume Rebate Account established pursuant to Section 3.1.

         "INDENTURE" means the Trust Indenture, by and among the Company, the Trustee and the Depositary Bank.

         "LIABILITIES" means, as to any Person, all Debt, obligations and any other liabilities of such Person (whether absolute, accrued, contingent, fixed or otherwise, and whether due or to become due).

         "MAJOR MAINTENANCE RESERVE ACCOUNT" means the Major Maintenance Reserve Account established pursuant to Section 3.1.

         "MAXIMUM STATED AMOUNT" has the meaning specified in the DSR LOC Reimbursement Agreement.

         "OPERATING AND MAINTENANCE ACCOUNT" means the Operating and Maintenance Account established pursuant to Section 3.1.

         "PERFORMANCE ENHANCEMENT CERTIFICATE" means a certificate of the Company substantially in the form of Exhibit 4.3.

         "PPA LOC LOAN" has the meaning specified in the PPA LOC Reimbursement Agreement.

         "PPA LOC PROVIDER" has the meaning specified in the preamble of this Agreement.

         "PPA LOC REIMBURSEMENT FUND" means the PPA LOC Reimbursement Fund established pursuant to Section 3.1.

         "PROJECT ACCOUNTS" has the meaning specified in Section 3.1.

         "PUHCA" means the Public Utility Holding Company Act of 1935.

         "REQUIRED SENIOR PARTIES" means, at any time, Persons that at such time hold at least a majority of the Combined Exposure.

         "REQUISITION" has the meaning specified in Section 3.8(b).

         "RESPONSIBLE OFFICER" when used with respect to the Collateral Agent, means any officer in the corporate trust and agency group (or any successor group) of the Collateral Agent including without limitation, any vice president, assistant vice president, assistant treasurer, assistant secretary or any other officer of the Collateral Agent customarily performing functions similar to those performed by any of the above designated officers, and with respect to a particular corporate trust matter, also means any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "RESTORATION ACCOUNT" means the Restoration Account established pursuant to Section 3.1.

         "RESTORATION CERTIFICATE" means a certificate of the Company substantially in the form of Exhibit 3.15.

         "REVENUE ACCOUNT" means the Revenue Account established pursuant to
Section 3.1.

         "SECURED OBLIGATIONS" means, collectively, the Financing Liabilities, the Trustee Claims, the DSR LOC Provider Claims, the PPA LOC Provider Claims, the Working Capital Provider Claims and the Collateral Agent Claims.

         "SECURITY INTEREST" means any perfected and enforceable Lien on Collateral granted to a Senior Party pursuant to any applicable Security Document.

         "SENIOR DEBT TERMINATION DATE" means the date on which all Financing Liabilities, other than contingent liabilities and obligations which are unasserted at such date, have been paid and satisfied in full and all Financing Commitments have been terminated, including, without limitation, the termination or expiration of the DSR Letter of Credit, the PPA Letter of Credit and the termination of the Commitments under and as defined in the Working Capital Agreement.

         "SENIOR DOCUMENTS" has the meaning specified in Section 6.1(b).

         "SENIOR PARTIES" means, collectively, the Trustee, the Collateral Agent, the Depositary Bank, the DSR LOC Provider, the PPA LOC Provider, the Working Capital Provider and each successor to any of such Persons.

         "SENIOR PARTY CERTIFICATE" means a certificate of a Senior Party substantially in the form of Exhibit 2.3, signed by an Authorized Representative of such Senior Party, (i) setting forth the principal amount of the Financing Liabilities owed to such Senior Party as of the date of such certificate and the outstanding unutilized commitments to extend credit to the Company or the Company by such Senior Party as of the date of such certificate, (ii) setting forth a contact person for such Senior Party and including phone and facsimile numbers for such person, (iii) directing the Collateral Agent to take a specified action and (iv) stating specifically the action the Collateral Agent is directed to take and the Security Document and the provision thereof pursuant to which the Collateral Agent is being directed to act.

         "STATED AMOUNT" means in respect of the DSR Letter of Credit, the "Stated Amount" as defined in the DSR LOC Reimbursement Agreement, and in respect of the PPA LOC Letter of Credit, the "Stated Amount" as defined in the PPA LOC Reimbursement Agreement.

         "SUBORDINATED DEBT ACCOUNT" means the Subordinated Debt Account established pursuant to Section 3.1.

         "TAXES" or "TAX" means any tax, charge, impost, tariff, duty or fee of any kind charged, imposed or levied, directly or indirectly, by any Governmental Authority, including any value-added tax, sales tax, stamp duty, import duty, withholding tax (whether on income, dividends, interest payments, fees, equipment rentals or otherwise), tax on foreign currency loans or foreign exchange transactions, excise tax, property tax, registration fee or license, water tax or environmental, energy or fuel tax including any interest, penalties or other additions thereon.

         "TERMS OF SUBORDINATION" means the Terms of Subordination attached hereto as Exhibit 2.2.

         "TRIGGER EVENT" means (i) an "Event of Default" under the Indenture and an acceleration of the indebtedness issued thereunder, (ii) an "Event of Default" under the DSR LOC Reimbursement Agreement and an acceleration of the indebtedness incurred by the Company thereunder, (iii) an "Event of Default" under the PPA LOC Reimbursement Agreement and an acceleration of the indebtedness incurred by the Company thereunder, (iv) an "Event of Default" or the equivalent under the Working Capital Agreement and an acceleration of the indebtedness incurred by the Company thereunder or (v) a Bankruptcy Event in respect of the Company or AES URC and the expiration of the shortest applicable grace period.

         "TRUSTEE" has the meaning specified in the preamble of this Agreement.

         "UCC" means the Uniform Commercial Code as is in effect from time to time in the State of New York.

         "WORKING CAPITAL LOAN" means a loan made to the Company pursuant to
Section 2.2 of the Working Capital Agreement.

         "WORKING CAPITAL PROVIDER" has the meaning specified in the preamble of this Agreement, including any successors or assigns thereto as Agent for the banks under the Working Capital Agreement.

                                   ARTICLE II

                    SECURITY INTERESTS AND EXERCISE OF RIGHTS

         SECTION 2.1 SHARING; PRIORITY OF SECURITY INTERESTS.


         (a) Each Senior Party agrees that, (i) as among the Senior Parties, the Security Interest of each Senior Party in any Collateral ranks and will rank equally in priority with the Security Interest of the other Senior Parties in the same Collateral and (ii) in respect of matters voted on by the Senior Parties collectively, the Trustee shall vote all Bonds according to the votes of a majority of Bondholders voting.

         (b) The priorities specified herein are applicable irrespective of any statement in any Security Document or in any other agreement to the contrary, the time or order or method of attachment or perfection of Liens, the time or order of filing of financing statements or the giving or failure to give notice of the acquisition or expected acquisition of purchase money or other security interests.

         (c) The Company hereby covenants and agrees to cause each person holding Senior Debt to become a party to this Agreement by executing a Designation Letter and becoming a Senior Party hereunder.

         SECTION 2.2 SUBORDINATED DEBT.

         Notwithstanding any provision in any Transaction Document to the contrary, the Senior Parties hereby agree that (i) the Subordinated Debt Providers shall be entitled to share in the Collateral or any other payment, security or guarantee from the Company or any of its Affiliates only to the extent provided in, and only in accordance with, Articles III and IV and the Terms of Subordination and (ii) the Subordinated Debt Providers shall not be entitled to vote or take any actions pursuant to this Agreement or any other Security Document, or take any other actions with respect to the Collateral until such time as all of the Secured Obligations owing to all of the Senior Parties have been satisfied in full. Each Subordinated Debt Provider agrees to be bound by the Terms of Subordination and agrees that such Terms of Subordination shall be explicitly incorporated into the Subordinated Loan Agreement to which it is a party. Each party becoming a Subordinated Debt Provider pursuant to a Designation Letter shall agree, in such Designation Letter, to be bound by such Terms of Subordination.

         SECTION 2.3 EXERCISE OF RIGHTS UNDER SECURITY DOCUMENTS.

         So long as any Secured Obligations remain outstanding, the following provisions shall apply:

         (a) Subject to Section 5.2(e), if a Trigger Event shall have occurred and be continuing, and only in such event, upon the written direction of the Required Senior Parties contained in Senior Party Certificates, the Collateral Agent, on behalf of the Trustee, the DSR LOC Provider, the PPA LOC Provider, the Working Capital Provider and any other Senior Party that is a party to this Agreement, as applicable, shall be permitted and is hereby authorized to take any and all actions and to exercise any and all rights, remedies and options which it may have under the Security Documents or this Agreement; PROVIDED, HOWEVER, that if the underlying event which caused the Trigger Event is a Bankruptcy Event in respect of the Company of which the Collateral Agent shall have received written notice, no written request of the Required Senior Parties shall be required in order for the Collateral Agent following such Trigger Event to take any and all actions and to exercise any and all rights and remedies specified in the Security Documents or this Agreement to be taken in such circumstances. Nothing contained herein shall be construed as restricting the right of any Senior Party to cause the acceleration, in accordance with the applicable Senior Document, of the Senior Debt held by such Party, or in the case of the DSR LOC Provider and the PPA LOC Provider, to terminate the DSR Letter of Credit or PPA Letter of Credit (after giving any required notice to the beneficiary thereof), as the case may be, or to terminate the ability of the Company to continue any DSR Loans (as defined in the DSR LOC Reimbursement Agreement) as, or to convert DSR Loans to Eurodollar Rate Loans (as defined in the DSR LOC Reimbursement Agreement), or in the case of the DSR
LOC Provider, to terminate the ability of the Company to cause the reinstatement of the DSR Letter of Credit or in the case of the Working
Capital Provider, to declare the obligation of each Bank under and as defined in the Working Capital Agreement to make Working Capital Loans to be terminated, or to terminate the ability of the Company to continue any Working Capital Loans as, or to convert Working Capital Loans to Eurodollar
Rate Loans (as defined in the Working Capital Agreement).

         (b) The Senior Parties hereby agree to give each other and the Collateral Agent written notice of the occurrence of an Event of Default and of a Trigger Event as soon as practicable after the occurrence thereof or upon their obtaining actual knowledge of an Event of Default or Trigger Event; PROVIDED, HOWEVER, that the failure to provide such notice shall not limit or impair the rights of the Senior Parties hereunder or under the Financing Documents.

         (c) Each Senior Party hereby acknowledges and agrees that all funds held by the Trustee in accordance with Article 5 of the Indenture are held for the benefit of the Bondholders and that the Trustee shall hold such funds solely for the benefit of such Bondholders.

         (d) Each Senior Party hereby acknowledges and agrees that all funds held in the Debt Service Reserve Account by the Collateral Agent in accordance with this Agreement are held for the benefit of the Trustee (on behalf of the Bondholders) and that the Collateral Agent shall hold such funds solely for the benefit of such Persons.

         (e) Each Senior Party hereby acknowledges and agrees that any DSR Letter of Credit held by the Collateral Agent in accordance with this Agreement is held for the benefit of the Trustee (on behalf of the Bondholders) and for the benefit of the DSR LOC Provider to the extent of its interest in such DSR Letter of Credit and that the Collateral Agent shall hold such letter of credit (and the proceeds thereof) solely for the benefit of such Persons.

         (f) Each Senior Party hereby acknowledges and agrees that all funds held in the DSR LOC Reimbursement Fund or the PPA LOC Reimbursement Fund by the Collateral Agent in accordance with this Agreement are held for the benefit of the DSR LOC Provider or PPA LOC Provider, as the case may be, and that the Collateral Agent shall hold such funds solely for the benefit of such Persons.

         (g) Each Senior Party hereby acknowledges and agrees that the Collateral Agent, subject to Section 5.2(c) and (e), shall administer the Collateral in the manner contemplated by the Security Documents and this Agreement and the Collateral Agent shall exercise, as directed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a) such rights and remedies with respect to the Collateral (including the curing of defaults under the Transaction Documents) as are granted to it under the Security Documents, this Agreement and Applicable Law. No Senior Party and no class or classes of Senior Parties shall have any right (i) to direct the Collateral Agent to take any action in respect of the Collateral other than in accordance with Section 2.3(a) or (ii) to take any action with respect to the Collateral (A) independently of the Collateral Agent or (B) other than to direct the Collateral Agent in writing to take action in accordance with Section 2.3(a); PROVIDED, HOWEVER, that nothing in this

Section 2.3(g) shall be deemed to limit the ability of any Senior Party to take any action in accordance with Section 2.3(i).

         (h) Each of the Company and each Senior Party covenants and agrees that, upon the occurrence and during the continuation of a Trigger Event, the Collateral Agent shall be entitled, as instructed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a), to give notices or instructions that the Company would otherwise be entitled to give under this Agreement.

         (i) From time to time during the continuation of a Trigger Event, the Collateral Agent shall, as instructed by the Required Senior Parties in Senior Party Certificates in accordance with Section 2.3(a), direct the Depositary Bank to render an accounting of the current balance of each Project Account or other amounts or funds administered by the Depositary Bank under this Agreement, and the Depositary Bank agrees to render the same, subject to the terms, conditions and protections contained in this Agreement.

         (j) The Company covenants and agrees that it shall not take any action that would prohibit or impair the ability of the Collateral Agent from participating in any objection to any foreclosure or similar proceeding instituted by a junior lienor against the Company; PROVIDED, HOWEVER, that nothing in this Section 2.3(j) shall, or shall be deemed to, affect the relationship among the Senior Parties or the relationship between the Senior Parties and the Collateral Agent, nor shall anything in this Section 2.3(j) affect any representation, warranty, covenant or agreement of any Senior Party in this Agreement.

         (k) The Company covenants and agrees that it shall send to the Collateral Agent on or before five (5) days prior to each Bond Payment Date an Officer's Certificate signed by an Authorized Representative of the Company setting forth (i) the names of each Senior Party as of the date of the certificate, (ii) the principal amount of the Financing Liabilities owed to each such Senior Party as of the date of the certificate and (iii) the unutilized outstanding commitments of each Senior Party to extend credit to the Company as of the date of the certificate, including, but not limited to, (A) the Stated Amount of the DSR Letter of Credit and the PPA Letter of Credit and, (B) the obligation of the DSR LOC Provider to reinstate the DSR Letter of Credit upon the reimbursement of drawings thereunder and increase the amount of the DSR Letter of Credit from time to time by reason of an increase in the DSRA Required Balance and (C) the unutilized Outstanding Commitment under and as defined in the Working Capital Agreement. The Collateral Agent shall be entitled to rely conclusively on the information contained in such certificate.

         (l) Notwithstanding the foregoing provisions of this Article II, each Senior Party individually shall be authorized to cure any default of the Company under any Project Contract in accordance with the consent to assignment executed in connection with such Project Contract; PROVIDED, HOWEVER, that funds advanced in connection with such cure shall not constitute Senior Debt unless such funds would otherwise satisfy the requirements for the issuance of Senior Debt.

         (m) Each Senior Party hereby acknowledges and agrees that if (i) there is an Event of Default under the Indenture and such Event of Default is not caused directly or indirectly by a default or event of default under the Power Purchase Agreement, (ii) the Collateral Agent receives the written request of the Required Senior Parties specified in Section 2.3(a), and (iii) the Trustee has been directed by the required Bondholders to declare the aggregate principal amount of the Outstanding Bonds, all interest accrued and unpaid thereon and all premium payable thereon in accordance with the terms of the Indenture immediately due and payable, the Collateral Agent at the direction of the Required Senior Parties shall notify the Power Purchaser in writing at the address provided in the Power Purchase Agreement of the opportunity to purchase the Facility for an amount equal to the greater of (x) the Fair Market Value of the Facility and (y) all Financing Liabilities due and owing to the Senior
Parties and any Subordinated Debt Provider. If the Power Purchaser has not within 90 days of the date of such notice provided the Collateral Agent with a binding written notice of its intent to purchase the Facility for such amount, the Collateral Agent shall no longer have any obligation under this paragraph. If the Power Purchaser offers within such period to purchase the Facility for such amount within 120 days after the expiration of such 90 day period, the Collateral Agent shall take such actions as required to consummate such sale promptly as directed by the Required Senior Parties in Senior Party Certificates.

         SECTION 2.4 RIGHTS OF SENIOR PARTIES.

         The Senior Parties and the Collateral Agent (upon receipt of Senior Party Certificates from the Required Senior Parties) may, at any time and from time to time, without any consent of or notice to any Subordinated Debt Providers, (i) amend in any manner any Security Document or any agreement under which any of the Financing Liabilities is outstanding in accordance with the terms thereof, (ii) sell, exchange, release, not perfect and otherwise deal with any property at any time pledged, assigned or mortgaged to secure the Financing Liabilities in accordance with the Security Documents, (iii) release anyone liable in any manner under or in respect of the Financing Liabilities, (iv) exercise or refrain from exercising any rights against the Company and others and (v) apply any sums from time to time received to payment or satisfaction of the Financing Liabilities.

         SECTION 2.5 CERTAIN AMENDMENTS.

         Notwithstanding anything to the contrary in this Agreement or any Security Document, if any consent or direction of the Required Senior Parties is necessary in order for the Collateral Agent to exercise any rights or remedies under any of the Security Documents or this Agreement, or to amend, modify or supplement, give any consent under, or waive any provision of, any of the Security Documents or this Agreement, and if any such exercise of rights or remedies, or any such amendment, modification, supplement, consent or waiver (either alone or together with each then effective amendment, modification, supplement, consent or waiver not previously approved in accordance with this paragraph by a Senior Party) could reasonably be expected to have a material adverse effect on a Senior Party (which material adverse effect is materially different from the effect with respect to other Senior Parties), the Collateral Agent shall not accept such consent or direction from the Required Senior Parties unless such Senior Party shall have received written notice of such proposed consent or direction at least fifteen days prior to the effectiveness thereof, and such Senior Party shall have approved such amendment, modification or supplement, consent or waiver (which approval shall not be unreasonably withheld).

                                   ARTICLE III

                                    ACCOUNTS

         SECTION 3.1  ESTABLISHMENT OF PROJECT ACCOUNTS.

         The Collateral Agent hereby confirms that it has established with the Depositary Bank at its office at the address listed in Section 7.4, New York, New York, the following special, segregated accounts (the "PROJECT ACCOUNTS"):

                  (i)      Construction Account;

                  (ii)     Revenue Account;

                  (iii)    Operating and Maintenance Account;

                  (iv)     Debt Service Reserve Account;

                  (v)      DSR LOC Reimbursement Fund;

                  (vi)     PPA LOC Reimbursement Fund;

                  (vii)    Restoration Account;

                  (viii)   Major Maintenance Reserve Account;

                  (ix)     Fuel Conversion Payment Volume Rebate Account;

                  (x)      Subordinated Debt Account; and

                  (xi)     Distribution Account.

         All amounts from time to time held in each Project Account shall be held (a) in the name of the Collateral Agent subject to the lien and security interest of the Collateral Agent for the benefit of the Senior Parties or certain of them as set forth herein and (b) in the custody of the Depositary Bank for and on behalf of the Collateral Agent for the purposes and on the terms set forth in this Agreement. All such amounts shall constitute a part of the Collateral and shall not constitute payment of any Indebtedness or any other obligation of the Company until applied as hereinafter provided.

         SECTION 3.2 INVESTMENT OF FUNDS IN THE PROJECT ACCOUNTS.

         (a) Amounts deposited in the Project Accounts (and each subaccount thereof) and each other account or fund created hereunder (unless expressly stated otherwise), at the written request and direction of the Company, shall be invested by the Collateral Agent in Permitted Investments. Such investments shall mature in such amounts and not later than such times as may be necessary to provide funds when needed to make payments from such funds as provided in this Agreement. Net interest or gain received from such investments shall be applied as provided in this Agreement.

         (b) So long as an outstanding balance shall remain in the Project Accounts or any other account or fund created hereunder, the Collateral Agent shall provide the Company, the DSR LOC Provider, the PPA LOC Provider and the Working Capital Provider with statements by the tenth (10th) Business Day of each month showing the amount of all receipts, the net investment income or gain received and collected, all disbursements and the amount then available as of the last Business Day of the prior calendar month in the Project Accounts (and each subaccount thereof) and each other account or fund created hereunder. The Depositary Bank agrees to provide the Collateral Agent with such information as it may reasonably have available to it in order to permit the Collateral Agent to provide such statements in accordance with the requirements hereof.

         SECTION 3.3 VALUATION AND SALE OF INVESTMENTS.

         (a) Obligations purchased as an investment of funds in any Project Account or any other separate account or fund created under the provisions hereof shall be deemed at all times to be a part of such account or fund and, unless otherwise specified herein, any profit realized from the liquidation of such investment shall be credited to such Project Account or such other separate account or fund created hereunder, and any loss resulting from the liquidation of such investment shall be charged to the respective Project Account or such other separate account or fund.

         (b) The Collateral Agent shall determine the value of all investments in any of the Project Accounts or the Bond Payment Account as of the last Business Day of each month, with any deficit in any account balance to be funded from Project Revenues in accordance with Section 3.3, and any investments valued in excess of the amounts required to be on deposit in an account shall be liquidated and the amount of such excess shall be deposited in the Revenue Account for application in accordance with Section 3.10.

         (c) The Collateral Agent shall determine the value of all investments in the Debt Service Reserve Account in accordance with Section 3.12.

         (d) In computing the amount of any funds in any Project Account, or other separate account or fund created under the provisions hereof for any purpose provided in this Agreement, obligations purchased as an investment of funds therein shall be valued at the market value of such obligations, exclusive of accrued interest; PROVIDED, HOWEVER, that if there is no readily determinable market value for such obligations, the value of such obligations shall be determined with reference to the acquisition price of such obligations, plus accrued but unpaid interest.

         (e) The Depositary Bank agrees to provide the Collateral Agent with such information as it may reasonably have available to it in order to permit the Collateral Agent to make such determinations and transfers as may be required by this Section 3.3.

         SECTION 3.4 POSSESSION OF ACCOUNTS; LIQUIDATION.

         (a) Each of the Project Accounts shall at all times be in the exclusive possession of the Depositary Bank acting for and on behalf of the Collateral Agent acting for and on behalf of the Senior Parties.

         (b) Notwithstanding any provision hereof to the contrary, if a Trigger Event shall have occurred and be continuing, and the Collateral Agent shall have received written notice thereof, the Collateral Agent shall promptly liquidate all amounts in the Project Accounts and all related investments and distribute all such monies so received in accordance with Section 4.1.

         SECTION 3.5 THE DEPOSITARY BANK; LIMITED COMPANY RIGHTS.

         (a)      THE DEPOSITARY BANK.

                  (i) ESTABLISHMENT OF SECURITIES ACCOUNTS. The Depositary Bank hereby agrees and confirms that (A) the Depositary Bank has established the Project Accounts as set forth in Section 3.1, (B) each Project Account is and will be maintained as a "securities account" (within the meaning of Section 8-501 of the UCC), (C) the Company is the "entitlement holder" (within the meaning of Section 8-102(a)(7) of the UCC) in respect of the "financial assets" (within the meaning of
         Section 8-102(a)(9) of the UCC) credited to the Project Accounts, (D) all property delivered to the Depositary Bank pursuant to the Transaction Documents or this Agreement will be held by the Depositary Bank and promptly credited to a Project Account by an appropriate entry in its records in accordance with this Agreement, (E) all "financial assets" (within the meaning of Section 8-102(a)(9) of the UCC) in registered form or payable to or to the order of and credited to any Project Account shall be registered in the name of, payable to or to the order of, or endorsed to, the Depositary Bank or in blank, or credited to another securities account maintained in the name of the Depositary Bank, and in no case will any financial asset credited to any Project Account be registered in the name of, payable to or to the order of, or endorsed to, the Company except to the extent the foregoing have been subsequently endorsed by the Company to the Depositary Bank or in blank and (F) the Depositary Bank shall not change the name or account number of any Project Account without the prior written consent of the Collateral Agent.

                  (ii) FINANCIAL ASSETS ELECTION. The Depositary Bank agrees that each item of property (excluding cash, but including any security, instrument or obligation, share, participation, interest or other property whatsoever) credited to any Project Account shall be treated as a "financial asset" within the meaning of Section 8-102(a)(9) of the UCC.

                  (iii) ENTITLEMENT ORDERS. If at any time the Depositary Bank shall receive any "entitlement order" (within the meaning of Section 8-102(a)(8) of the UCC) or any other order from the Collateral Agent acting in accordance with this Agreement directing the transfer or redemption of any financial asset relating to the Project Accounts, the Depositary Bank shall comply with such entitlement order or other order without further consent by the Company or any other Person. The parties hereto hereby agree that the Collateral Agent shall have "control" (within the meaning of Section 8-106(d) of the UCC) of the Company's "security entitlement" (within the meaning of Section 8-102(a)(17) of the UCC) with respect to the financial assets credited to the Project Accounts and the Company hereby disclaims any entitlement to claim "control" of such "security entitlement".

                  (iv) SUBORDINATION OF LIEN; WAIVER OF SET-OFF. If the Depositary Bank has or subsequently obtains by agreement, operation of law or otherwise a lien or security interest in any Project Account or any security entitlement credited thereto, the Depositary Bank agrees that such lien or security interest shall be subordinate to the lien and security interest of the Collateral Agent. The financial assets standing to the credit of the Project Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any Person other than the Collateral Agent in its capacity as such (except that the face amount of any checks which have been credited to any Project Account but are subsequently returned unpaid because of uncollected or insufficient funds).

                  (v) NO OTHER AGREEMENTS. The Depositary Bank and the Company have not entered into any agreement with respect to the Project Accounts or any financial assets credited to any Project Account other than this Agreement and the other Security Documents. The Depositary Bank has not entered into any agreement with the Company or any other Person purporting to limit or condition the obligation of the Depositary Bank to comply with entitlement orders originated by the Collateral Agent in accordance with this Section 3.5. In the event of any conflict between this Section 3.5 or any other Security Document or any other agreement now existing or hereafter entered into, the terms of this Section 3.5 shall prevail.

                  (vi) NOTICE OF ADVERSE CLAIMS. Except for the claims and interest of the Collateral Agent and the Company in each of the Project Accounts, the Depositary Bank does not know of any claim to, or interest in, any Project Account or in any financial asset credited thereto. If any Person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant of attachment, execution or similar process) against any Project Account or in any financial asset credited thereto, the Depositary Bank will promptly notify the Collateral Agent and the Company thereof.

                  (vii) RIGHTS AND POWERS OF THE COLLATERAL AGENT. The rights and powers granted by the Collateral Agent to the Depositary Bank have been granted in order to perfect its lien and security interests in the Project Accounts, are powers coupled with an interest and will neither be affected by the bankruptcy of the Company nor the lapse of time.

                  (viii) CHOICE OF LAW. Both this Agreement and each Project Account (including all security entitlements relating thereto) shall be governed by the law of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, the "securities intermediary's jurisdiction" of the Depositary Bank with respect to the Project Accounts is the State of New York.

         (b) LIMITED COMPANY RIGHTS. The Company shall not have any rights against or to monies held in the Project Accounts, as third-party beneficiary or otherwise or any right to direct the Depositary Bank or the Collateral Agent to apply or transfer monies in any Project Account, except the right to receive or make requisitions of monies held in the Project Accounts, as permitted by this Agreement and to direct the investment of monies held in the Project Accounts as permitted by Section 3.2. Except as expressly provided in this Agreement, in no event shall any amounts or Permitted Investments deposited in or credited to any Project Account be registered in the name of the Company, payable to the order of the Company or specially endorsed to the Company except to the extent that the foregoing have been specially endorsed to the Collateral Agent or in blank.

         SECTION 3.6 ADVANCES.

         (a) Notwithstanding any other provision hereof to the contrary, the Company may, by delivering an Officer's Certificate to the Collateral Agent, withdraw funds on deposit in or credited to any of the Available Accounts ("ADVANCES"); PROVIDED, HOWEVER, that, at the time of the making of such Advance, (i) no Default or Event of Default shall have occurred and be continuing and the Officer's Certificate of the Company shall so certify and
(ii) the Company's obligations to repay such Advances shall be supported by Acceptable Credit Support. The Collateral Agent may conclusively rely on such Officer's Certificate certifying that all conditions for withdrawals from the Available Accounts have been met.

         (b) The Company shall repay immediately or cause to be repaid any Advances to the extent that the funds on deposit in such Available Accounts are, on the Business Day next preceding the day on which such funds are to be withdrawn or transferred from such Available Accounts pursuant to this Article III, insufficient to make the necessary withdrawals and transfers. In addition, the Company shall cause to be repaid immediately the aggregate amount of all Advances upon the occurrence of (i) a default in the payment of principal of, premium, if any, or interest on the Bonds or any default in payment of loans due and payable under the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement Agreement or the Working Capital Agreement, (ii) any Event of Default, (iii) any default by an Acceptable Credit Provider in respect of its obligations under its Acceptable Credit Support or (iv) the failure of the Company to provide, within five (5) Business Days, Acceptable Credit Support in respect of its obligations to repay Advances upon the failure of the Acceptable Credit Provider to meet the requirements of the definition thereof. Any amounts so repaid shall be allocated to and deposited in the Available Accounts to which such repayment is required to be made as directed by the Company in an Officer's Certificate.

         (c) If an Advance is repaid but the Acceptable Credit Support in respect of such Advance remains outstanding, the Collateral Agent, upon receipt of a written request of the Company, shall, and hereby is directed to, promptly execute such documents and agreements as the Company may reasonably request in order to terminate such Acceptable Credit Support upon expiration of all obligations thereunder in respect of repayment of such Advance.

         SECTION 3.7 COLLECTION OF PROJECT REVENUES.

         The Company shall arrange for the direct payment to the Collateral Agent of all Project Revenues, and to the extent any such Project Revenues are at any time received by the Company prior to the Commercial Operation Date, the Company shall hold all such revenues and other such amounts in trust for the Collateral Agent and shall transfer to the Collateral Agent for deposit of such Project Revenues in the Construction Account in each case as soon as reasonably practical but no later than three (3) Business Days after receipt thereof (duly endorsed, if necessary, to the Collateral Agent). Unless otherwise specified herein or in another Financing Document, all Project Revenues received by the Collateral Agent prior to the Commercial Operation Date shall be deposited in the Construction Account and all Project Revenues received by the Collateral Agent shall be deposited in the Revenue Account.

         SECTION 3.8 CONSTRUCTION ACCOUNT.

         (a) On the Closing Date, the Company shall cause the Trustee to make the transfer specified in the final sentence of Section 5.1 of the Indenture and the Collateral Agent shall deposit the amount so received in the Construction Account.

         (b) On the Closing Date, upon receipt by the Collateral Agent of a complete and properly executed requisition substantially in the form of Exhibit
3.8 (A "REQUISITION") signed by the Company (the contents of which shall be confirmed by the Independent Engineer), the Collateral Agent shall apply the amounts in the Construction Account to the payment, or reimbursement, to the extent the same have been paid or satisfied by the Company, of Project Costs including, but not limited to, fees payable under the Working Capital Agreement.

         (c) Monthly after the Closing Date, or as frequently as may reasonably be necessary, the Company may submit a Requisition to disburse monies from the Construction Account; PROVIDED, that each Requisition (except for any Requisition with respect to the initial drawing on the Closing Date) shall be submitted to the Collateral Agent no less than three (3) Business Days in advance of the drawing date and shall include the following: (i) a certification that the proceeds thereof shall be used solely to pay Project Costs in accordance with the Indenture; (ii) a certification that work performed to date has been satisfactorily performed in a good and workmanlike manner and according to the EPC Contract; (iii) a statement that undisbursed funds in the Construction Account, together with funds available under the Equity Subscription Agreement and other available sources of funds, are reasonably expected to be sufficient to complete the Facility according to the EPC Contract by the Date Certain; (iv) a statement that no Default or Event of Default under the Indenture, the DSR LOC Reimbursement Agreement, the PPA LOC Reimbursement Agreement or the Working Capital Agreement has occurred and is continuing; (v) a statement that all proceeds of prior Requisitions have been expended or applied pursuant to the provisions of the Financing Documents and that the items for which amounts are requested in the subject Requisition have not been the basis for a previous Requisition; (vi) a certification that required insurance, material Governmental Approvals and necessary Project Contracts are in full force and effect; and (vii) a certification that the representations set forth in Sections 3.1, 3.3, 3.4, 3.5, 3.8 and 3.10 of the Indenture are true and correct in all material respects. The Requisition shall be accompanied by a Title Continuation (as hereinafter defined) dated the date of the requested disbursements. Subject to the remaining provisions of this Section 3.8, upon receipt of a properly delivered Requisition and the Title Continuation, the Collateral Agent shall transfer funds from the Construction Account in accordance with such Requisition. As used herein, the term "Title Continuation" shall mean an endorsement to the title policy issued by Stewart Title Insurance Company in the amount of $438,500,000 in favor of Collateral Agent ensuring the lien of the Mortgage (the "Title Policy") indicating that, since the last preceding disbursement, there has been no change in the state of title to the Site and the Facility, including no Liens or survey exceptions not theretofore approved by Collateral Agent, which endorsement shall contain no exceptions for inchoate mechanic's liens and shall have the effect of continuing the Title Policy to the date of such Requisition and increasing the coverage of the Title Policy by an amount equal to the disbursement then being made if the Title Policy does not by its terms provide for such an increase.

         (d) If the Company cannot satisfy the requirements of clauses (i) or
(v) of Section 3.8(c), the Collateral Agent shall not release funds from the Construction Account in respect of such Requisition until such clauses are satisfied. If the Company cannot satisfy clauses (ii), (iii), (iv), (vi) or
(vii) of Section 3.8(c), but the Collateral Agent receives a Requisition signed by the Company (the contents of which shall be confirmed by the Independent Engineer) (i) specifying and identifying the failure, and the causes for the failure, to satisfy the requirements of such clauses (ii), (iii), (iv), (vi) or
(vii) of Section 3.8(c) and (ii) certifying that (A) the requirements of clauses
(i) and (v) of Section 3.8(c) are satisfied, (B) there exists no Bankruptcy Event in respect of the Company, AES URC or AES Red Oak, and (C) each of the EPC Contract, the Power Purchase Agreement, the Operations Agreement, required insurance policies and material Governmental Approvals needed for construction of the Facility is in full force and effect, then the Collateral Agent shall disburse funds in accordance with such Requisition. Within fifteen (15) days of receipt of such Requisition, the Collateral Agent shall give notice to the Senior Parties describing such failure and specifying that, unless the Required Senior Parties give notice to the Collateral Agent of their objection to payment of further Requisitions containing any such specified failures, the Collateral Agent shall continue to make payment of such Requisitions from available funds in the Construction Account, unless the Collateral Agent shall have received, by the second Business Day prior to the time of payment of such Requisition, notice of objection from the Required Senior Parties.

         (e) Notwithstanding the foregoing, the Collateral Agent will not release funds from the Construction Account in respect of a Requisition if a Trigger Event shall have occurred and be known to a Responsible Officer of the Collateral Agent and be continuing until the Collateral Agent has been given written notice that such Trigger Event is no longer continuing or the Required Senior Parties give instructions to the Collateral Agent as to application of funds.

         (f) If on the date that the Collateral Agent receives a Requisition pursuant to Section 3.8(c) there are insufficient monies in the Construction Account to fully satisfy the uses of funds set forth in such Requisition, the Collateral Agent shall, and is hereby directed to, on the date such Requisition is so received deliver a written notice in accordance with the Equity Subscription Agreement requesting an Equity Contribution in accordance with
Section 2 of the Equity Subscription Agreement. The Collateral Agent shall apply the proceeds of such Equity Contribution in accordance with the provisions of
Section 3.8 and the remaining provisions hereof.

         SECTION 3.9 PAYMENTS ON COMMERCIAL OPERATION DATE.

         Not later than ten (10) days after receipt by the Collateral Agent of an Officer's Certificate (the "COMMERCIAL OPERATION CERTIFICATE") (the contents of which shall be confirmed in writing by the Independent Engineer) certifying that (i) all conditions precedent to the occurrence of the Commercial Operation Date have been satisfied, (ii) except as stated in such certificate, all labor and services required to acquire and complete the Facility have been paid for,
(iii) the amount, if any, required for the payment of any remaining portion of the Project Costs not then due or payable (or which are being contested) to be retained in the Construction Account, (iv) all permits, licenses, consents and approvals required on such date by Governmental Authorities for the initial operation of the Facility have been obtained, (v) the amounts to be transferred from the Construction Account in accordance with Section 3.8, (vi) no Default or Event of Default has occurred or is continuing and (vii) the PPA Letter of Credit has been reduced in accordance with the terms of the Power Purchase Agreement, the Collateral Agent shall, after retaining in the Construction Account the amount, if any, specified by the Company pursuant to clause (iii) above as necessary to pay Project Costs which are not then due and payable (or which are being contested), transfer all remaining funds in the Construction Account (plus, the Base Equity Contribution, to the extent not already made, and, to the extent necessary, any other amounts available under and pursuant to the Equity Subscription Agreement to fund items FIRST through FIFTH below) by wire transfer in accordance with such Officer's Certificate to the following accounts and recipients in the following order of priority:

         FIRST, to the Operating and Maintenance Account, an amount to the extent available, as specified by the Company but in any event, no less than one-month's non-fuel Operating and Maintenance Costs;

         SECOND, to the Bond Payment Account, an amount, to the extent available, equal to interest and principal accrued on the Bonds from the immediately preceding Bond Payment Date to the Commercial Operation Date for funding of the Interest Payment Subaccount and Principal Payment Subaccount;

         THIRD, to the Debt Service Reserve Account, an amount equal to the DSRA Required Balance to the extent not already funded or provided through a DSR Letter of Credit;

         FOURTH, if applicable, to the PPA LOC Provider, an amount equal to the principal of and interest on any PPA LOC Loans outstanding on the Commercial Operation Date;

         FIFTH, to the Major Maintenance Reserve Account, an amount as specified by the Company equal to any initial deposit required therein; and

         SIXTH, to the Revenue Account, any remaining amounts.

         SECTION 3.10 REVENUE ACCOUNT.

         (a) The Revenue Account shall be funded (i) from transfers made from the Construction Account in accordance with Sections 3.8 and 3.9, (ii) with all Project Revenues received subsequent to the transfer to be made pursuant to
Section 3.9 and (iii) as otherwise specified in this Agreement.

         (b) After the transfer specified in Section 3.9 and upon receipt by the Collateral Agent, not less than three (3) Business Days prior to the date of the proposed transfer, of an Officer's Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Revenue Account by wire transfer in accordance with such Officer's Certificate and the following order of priority:

         FIRST, as and when required, (i) to the Working Capital Provider, an amount certified by the Company as the amount, if any, then payable in respect of principal of or interest on loans and commitment fees under the Working Capital Agreement and (ii) as and when requested, to the Operating and Maintenance Account, the amount certified by the Company as necessary for payment of Operating and Maintenance Costs, including fees then due and owing to the Operator except in the case of such fees, to the extent that there are insufficient amounts in the Revenue Account to make the payments specified in paragraphs FIRST through SIXTH of this Section 3.10;

         SECOND, on a monthly basis, (i) to the Trustee and the Collateral Agent, any amounts certified by the Company as the amounts then due and payable in respect of Trustee Claims and Collateral Agent Claims, respectively, (ii) to any DSR LOC Provider, any amounts certified by the Company as the amounts then due and payable in respect of DSR LOC Provider Claims (iii) to any PPA LOC Provider, any amounts certified by the Company as amounts then due and payable in respect of PPA LOC Provider Claims and (iv) to any Working Capital Provider, any amounts certified by the Company as amounts then due and payable in respect of Working Capital Provider Claims; PROVIDED, HOWEVER, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph SECOND, distribution of funds shall be made ratably to the specified recipients;

         THIRD, on a monthly basis, (i) to the Trustee, for deposit in the Interest Payment Subaccount, an amount equal to one-third of the interest becoming due on the Bonds on the next succeeding Bond Payment Date, (ii) to the DSR LOC Reimbursement Fund, (a) an amount equal to one-third of the interest becoming due on any DSR LOC Loan on the next succeeding Bond Payment Date, plus one-third of any fees becoming due under the DSR LOC Reimbursement Agreement on the next succeeding Bond Payment Date, (b) an amount equal to one-third of the interest becoming due on any DSR Bond on the next succeeding Bond Payment Date and (c) an amount equal to one-third of the interest becoming due on any DSR LOC Term Loan on the next succeeding Bond Payment Date and (iii) to the PPA LOC Reimbursement Fund, an amount equal to one-third of the interest becoming due on any PPA LOC Loan on the next succeeding Bond Payment Date, plus one-third of any fees becoming due under the PPA LOC Reimbursement Agreement on the next succeeding Bond Payment Date; PROVIDED, HOWEVER, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph THIRD, distribution of funds shall be made ratably to the specified recipients;

         FOURTH, on a monthly basis, (i) to the Trustee, for deposit in the Principal Payment Subaccount, an amount equal to one-third of the principal becoming due on the Bonds on the next succeeding Bond Payment Date, (ii) to the DSR LOC Reimbursement Fund, (a) an amount equal to one-third of the principal becoming due on such DSR Bond on the next succeeding Bond Payment Date and (b) an amount equal to one-third of the principal becoming due on any DSR LOC Term Loan on the next succeeding Bond Payment Date and (iii) to the PPA LOC Reimbursement Fund, an amount equal to one-third of the principal becoming due on any PPA LOC Loan on the next succeeding Bond Payment Date; PROVIDED, HOWEVER, that if funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph FOURTH, distribution of funds shall be made ratably to the specified recipients;

         FIFTH, on a monthly basis, first, to the DSR LOC Provider, an amount equal to the outstanding principal amount of any DSR LOC Loans that have not been converted into DSR LOC Term Loans or DSR Bonds and second, to the Collateral Agent for deposit in the Debt Service Reserve Account, an amount necessary to fund the Debt Service Reserve Account up to the DSRA Required Balance (after taking into account any amounts remaining available to be drawn under the DSR Letter of Credit); PROVIDED, HOWEVER, that if amounts available for drawing under the DSR Letter of Credit are not being reinstated to the full extent of payment made to the DSR LOC Provider and funds in the Revenue Account are insufficient on any date to make the payments specified in this paragraph FIFTH, distribution of funds shall be made ratably to the specified recipients;

         SIXTH, on a monthly basis, to the Major Maintenance Reserve Account, amounts necessary to cause the balance thereof to be equal to the minimum balance required at such time under the Annual Budget;

         SEVENTH, on a monthly basis, to the Company for payment by the Company to the Power Purchaser, the amount, if any, certified by the Company as required to make any Non-Dispatch Payments to the Power Purchaser pursuant to Appendix 1 to the Power Purchase Agreement;

         EIGHTH, on a monthly basis, to the Fuel Conversion Payment Volume Rebate Account, an amount equal to one-twelfth of the amount specified by the Company that would be owed to the Power Purchaser at the end of the then current Fiscal Year pursuant to Appendix 1 to the Power Purchase Agreement;

         NINTH, on a monthly basis, if any third-party Subordinated Debt is outstanding, to the Subordinated Debt Account, an amount equal to (x) one-third or one-sixth (depending on the interest payment schedule of such debt) of the interest becoming due on such third-party Subordinated Debt on the next succeeding interest payment date for such debt, PLUS (y) one-third or one-sixth (depending on the amortization schedule of such debt) of the principal becoming due on such third-party Subordinated Debt on the next applicable principal payment date;

         TENTH, on a monthly basis, to the Contractor, an amount equal to any subordinated bonuses payable to the Contractor under the EPC Contract; and

         ELEVENTH, on a monthly basis, to the Distribution Account, any remaining amounts for payment of distributions to holders of ownership interests (including any payment in respect of principal or interest then due on Affiliate Subordinated Debt); PROVIDED, that no such distribution from the Distribution Account shall be made unless the Distribution Conditions set forth in Section
3.14 have been satisfied.

         (c) When making the transfers specified in Section 3.10(b), each transfer shall be adjusted as necessary, taking into account investment gains or losses in such Project Account or Indenture Account and further adjusting such transfers by the amount any prior over-fundings or any prior shortfalls in such Project Account or Indenture Account, to ensure that the aggregate amounts so transferred to such Project Accounts or Indenture Accounts are sufficient to pay the amount due and payable from such Project Accounts and Indenture Accounts on the applicable payment date.

         SECTION 3.11 OPERATING AND MAINTENANCE ACCOUNT.

         (a) The Operating and Maintenance Account shall be funded from funds transferred by the Collateral Agent from (i) the Construction Account pursuant to Section 3.9 and (ii) the Revenue Account pursuant to Section 3.10; PROVIDED, that at the beginning of each month, the Operating and Maintenance Account shall contain an amount at least sufficient to pay one-month's non-fuel Operating and Maintenance Costs.

         (b) Upon receipt by the Collateral Agent of an Officer's Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Operating and Maintenance Account to the Company or to whomsoever the Company directs for application to the payment of Operating and Maintenance Costs.

         SECTION 3.12 DEBT SERVICE RESERVE ACCOUNT.

         (a) After it is issued, the Company shall deliver, or cause to be delivered, to the Collateral Agent the DSR Letter of Credit, which shall be available for drawing by the Collateral Agent upon the earlier to occur of (i) the Commercial Operation Date or (ii) the Guaranteed Provisional Acceptance Date. The Collateral Agent shall hold the DSR Letter of Credit as security agent for the Trustee and the DSR LOC Provider to the extent of its interest therein. The Collateral Agent is hereby authorized to submit sight drafts and other required documentation under the DSR Letter of Credit, in each case, when and to the extent permitted under the DSR Letter of Credit and for the purposes specified in this Section 3.12.

         (b) Upon the occurrence of the Commercial Operation Date, the Debt Service Reserve Account, shall be funded, if necessary after taking into account the Stated Amount of the

DSR Letter of Credit, from monies available in the Construction Account for such purpose in accordance with Section 3.9 in an amount up to the DSRA Required Balance.

         (c) Subsequent to the Commercial Operation Date, the Debt Service Reserve Account shall be funded, if necessary, from monies transferred from the Revenue Account as and when specified in Section 3.10.

         (d) Notwithstanding any other provision hereof to the contrary, when determining (i) the amount, if any, required to be deposited (or the amount so required to be deposited) into the Debt Service Reserve Account from time to time or (ii) whether the Debt Service Reserve Account has deposited therein the DSRA Required Balance, amounts on deposit in the Debt Service Reserve Account shall be aggregated with the amount available to be drawn on the DSR Letter of Credit.

         (e) When there are insufficient monies in the Bond Payment Account on any Bond Payment Date to pay the interest or principal then due on the Bonds, the Collateral Agent shall, upon receipt 2 Business Days prior to such Bond Payment Date of an Officer's Certificate of the Company and as directed in such certificate, in the following order of priority: FIRST, withdraw monies on deposit in the Debt Service Reserve Account; and SECOND, draw on the DSR Letter of Credit in accordance with the terms and provisions thereof up to the amount available for such purpose thereunder, in each case, to the extent necessary to make such interest or principal payment on the Bonds and transfer such monies to the Trustee for deposit in the Bond Payment Account for application against such payment.

         (f) If the Collateral Agent receives a written notice from the Company stating that there has been a reduction in the long-term debt rating of the DSR LOC Provider below the Required Rating, or if a Responsible Officer of the Collateral Agent otherwise becomes aware of such reduction, and the DSR Letter of Credit has not been replaced within the time period specified therefor, the Collateral Agent shall draw on the DSR Letter of Credit in the amount necessary to fund the Debt Service Reserve Account up to the DSRA Required Balance (as certified in an Officer's Certificate of the Company delivered to the Collateral Agent, calculated without aggregating therewith the amount available to be drawn under the DSR Letter of Credit but taking into account amounts then on deposit in or credited to the Debt Service Reserve Account), whereupon the Collateral Agent shall deposit the proceeds of such drawing in the Debt Service Reserve Account, and the DSR Letter of Credit shall thereupon automatically terminate. The Company shall give the notice specified in this Section 3.12(f) within three
(3) Business Days of its actual knowledge of the event giving rise to such notice.

         (g) If the Collateral Agent receives a written notice from the DSR LOC Provider substantially in the form of Annex 2 to the DSR Letter of Credit, stating that the DSR LOC Provider shall terminate the DSR Letter of Credit on the date specified in such notice (which termination date shall be no sooner than 60 days following the giving of such notice), the Collateral Agent shall, within three (3) Business Days of receipt of such notice, draw on the DSR Letter of Credit in an amount equal to the amount necessary to fund the Debt Service Reserve Account up to the DSRA Required Balance (calculated without aggregating therewith the amount available to be drawn under the DSR Letter of Credit), whereupon the Collateral Agent shall deposit the proceeds of such drawing in the Debt Service Reserve Account, and the DSR Letter of Credit shall thereupon automatically terminate.

         (h) If a Trigger Event shall have occurred and be continuing and the Collateral Agent has received the written request of the Required Senior Parties contained in Senior Party Certificates and such notice has not been rescinded, then the Collateral Agent, upon receipt of an Officer's Certificate of the Company setting forth the DSRA Required Balance (calculated without aggregating therewith the amount available to be drawn under the DSR Letter of Credit), shall draw on the DSR Letter of Credit in an amount equal to the amount necessary to fund the Debt Service Reserve Account up to the DSRA Required Balance (calculated as described in the immediately preceding parenthetical), whereupon the Collateral Agent shall distribute the proceeds of such drawing, together with other amounts available in the Debt Service Reserve Account, to the Trustee, and the DSR Letter of Credit shall thereupon automatically terminate. The failure of the Collateral Agent to receive the written request of the Required Senior Parties contained in Senior Party Certificates shall not limit the rights or obligations of the Collateral Agent otherwise provided for herein.

         (i) If, subsequent to the Commercial Operation Date, monies transferred to the DSR LOC Provider pursuant to Section 3.10(b) THIRD are insufficient to repay the interest on any DSR LOC Loans due or becoming due on the first day of such month, the Collateral Agent, upon receipt of a certificate of an Authorized Officer of the DSR LOC Provider notifying the Collateral Agent of the existence, and setting forth the amount, of such shortfall, within two (2) Business Days of receipt of such certificate shall draw on the DSR Letter of Credit in an amount equal to the amount of such shortfall and transfer such amount to the DSR LOC Provider in payment (in whole or part) of such interest on such DSR LOC Loans. Notwithstanding the foregoing, in no event shall any draw on the DSR Letter of Credit under this Section 3.12(i) individually or in the aggregate with all other such draws less draws previously reimbursed exceed an amount (the "INTEREST PORTION") equal to six (6) months of interest on the Maximum Stated Amount of the DSR Letter of Credit computed at a rate per annum equal to (x) 2% plus (y) the three-month LIBOR rate as in effect two Business Days prior to the date of issuance of the DSR Letter of Credit plus (z) 50 basis points; PROVIDED, HOWEVER, that to the extent amounts available to be drawn under the DSR Letter of Credit have been reinstated due to reimbursement of prior draws on the DSR Letter of Credit, draws on the DSR Letter of Credit under this Section 3.12(i) may equal (in the aggregate with all other such draws) the sum of (x) the Interest Portion plus (y) an amount equal to the aggregate amount of all reinstatements of amounts available to be drawn under the DSR Letter of Credit allocable to prior reimbursements of draws on the DSR Letter of Credit under this Section 3.12(i) (such allocation shall be determined by multiplying the aggregate amount of prior reimbursements of draws by a fraction, the numerator of which is the aggregate amount of drawings under the DSR Letter of Credit described in this paragraph and the denominator of which is the aggregate amount of drawings under the DSR Letter of Credit for all purposes).

         (j) Unless the DSR Letter of Credit is not extended or replaced or unless there has been a DSR LOC Event of Default all as described under the DSR LOC Reimbursement

Agreement, amounts available for drawing under the DSR Letter of Credit shall be reinstated immediately to the extent of any reimbursement of principal in respect of DSR LOC Loans (but not DSR LOC Term Loans or DSR Bonds).

         (k) If the Company and the DSR LOC Provider shall agree to issue or reinstate the DSR Letter of Credit in an amount that, when aggregated with cash on deposit in the Debt Service Reserve Account, would exceed the DSRA Required Balance (the amount of such excess being referred to hereinafter as the "EXCESS AMOUNT"), the Collateral Agent shall, within two (2) Business Days of receipt by the Collateral Agent of (i) such reissued or reinstated DSR Letter of Credit and
(ii) an Officer's Certificate of the Company, transfer an amount equal to the Excess Amount to the Revenue Account for application in accordance with clause ELEVENTH of Section 3.10; PROVIDED, that the amount of the DSR Letter of Credit may not exceed the DSRA Required Balance.

         SECTION 3.13 MAJOR MAINTENANCE RESERVE ACCOUNT.

         (a) The Major Maintenance Reserve Account shall be funded (i) from funds transferred by the Collateral Agent from the Construction Account pursuant to Section 3.9 and (ii) on a monthly basis pursuant to Section 3.10. The Company shall specify funding of the Major Maintenance Reserve Account in light of the Annual Budget and taking into account expected costs of major maintenance, including costs under the Maintenance Services Agreement not included as an Operating and Maintenance Cost and major maintenance intervals.

         (b) Upon receipt by the Collateral Agent of an Officer's Certificate of the Company detailing the amounts to be paid, the Collateral Agent shall transfer funds in the Major Maintenance Reserve Account to the Company or to whomsoever the Company directs for application to the payment of major maintenance costs and expenses of the Facility that are not otherwise paid as Operating and Maintenance Costs pursuant to Section 3.11.

         (c) If amounts in the Revenue Account and the Debt Service Reserve Account (including amounts available under a DSR Letter of Credit) are insufficient to pay Operating and Maintenance Expenses and debt service on all Financing Liabilities in levels FIRST through FOURTH in Section 3.10(b), the Company may, through the delivery of an Officer's Certificate to that effect, direct the Collateral Agent to apply funds in the Major Maintenance Reserve Account to the payment of Operating and Maintenance Expenses and debt service.

         SECTION 3.14          DISTRIBUTION ACCOUNT.

         (a) The Distribution Account shall be funded from funds transferred from the Revenue Account in accordance with Section 3.10.

         (b) On any date on which the conditions set forth below (the "DISTRIBUTION CONDITIONS") are satisfied, funds on deposit in or credited to the Distribution Account may be distributed to, or as directed by, the Company for the payment of Affiliate Subordinated Debt, the making of distributions to the holders of ownership interests in the Company or any other lawful purpose, upon receipt by the Collateral Agent of an Officer's
Certificate of the Company requesting such a distribution and certifying that:

                  (i) all of the Project Accounts described in Section 3.10(b) and the Bond Payment Account are funded to their required levels;

                  (ii) no (A) Default or Event of Default under the Indenture,
         (B) default or event of default under the DSR LOC Reimbursement Agreement, (C) default or event of default under the PPA LOC Reimbursement Agreement or (D) default or event of default under the Working Capital Agreement, has occurred and is continuing;

                  (iii) the Commercial Operation Date has occurred and at least one complete fiscal quarter thereafter has elapsed;

                  (iv) if the requested distribution is to be made during the PPA Term, (A) the Senior Debt Service Coverage Ratio for the preceding four (4) fiscal quarters (or, with respect to any date prior to the first anniversary of the Commercial Operation Date, for the number of complete fiscal quarters since the Commercial Operation Date), measured as one period, is greater than or equal to 1.2 to 1 and (B) based on projections prepared by the Company on a reasonable basis, the projected Senior Debt Service Coverage Ratio for the succeeding four
         (4) fiscal quarters (including the quarter in which such distribution is to be made) (or, with respect to any date within the twelve
         (12)-month period prior to the end of the PPA Term, the number of complete fiscal quarters, if any, until the end of the PPA Term) is projected to be greater than or equal to 1.2 to 1; and

                  (v) if the requested distribution is to be made during the Post-PPA Period, (A) the Senior Debt Service Coverage Ratio for the preceding four (4) fiscal quarters (or, with respect to any date within the first twelve (12) months of the Post-PPA Period, the number of complete fiscal quarters, if any, since the start of the Post-PPA Period), measured as one period, is greater than or equal to 1.70 to
         1.0 (or 1.2 to 1.0 with respect to such period occurring prior to the end of the PPA Term) and (B) based on projections prepared by the Company on a reasonable basis, the projected Senior Debt Service Coverage Ratio for the succeeding eight (8) fiscal quarters (including the fiscal quarter in which such distribution is to be made) (or, with respect to any date within the twenty-four (24)-month period prior to the Final Maturity Date, the number of complete fiscal quarters, if any, until such Final Maturity Date), in each case measured as one period, is projected to be greater than or equal to 1.70 to 1 (or 1.2 to 1 with respect to such period occurring prior to the end of the PPA
         Term), each as certified by an authorized officer of the Company; PROVIDED, HOWEVER, that,

                           (A) if distributions are blocked because the Company
                  fails to satisfy the conditions of clause (v)(B) above, then in lieu of the coverage ratio test set forth in such clause, the projected Senior Debt Service Coverage Ratio through the Final Maturity Date, measured as one period, shall be 1.70 to 1 in order to satisfy such clause (v)(B) in respect of amounts then on deposit in the Distribution Account;

                           (B) for purposes of calculating the projected Senior
                  Debt Service Coverage Ratios in clauses (v)(B) above, the Company shall use (1) for electricity prices, either (x) the electricity prices forecasted in the most recent Independent Forecast furnished to the Trustee, in each case, during the relevant period of calculation or (y) if and to the extent that electricity sales during the relevant period of calculation are made pursuant to one or more power sales agreements at prices other than prices which are by their terms market prices, the electricity prices under such power sales agreements and (2) for gas prices, either (x) the gas prices forecasted in the most recent Independent Forecast furnished to the Trustee, in each case, during the relevant period of calculation or (y) if and to the extent that gas purchases during the relevant period of calculation are made pursuant to one or more gas purchase agreements at prices other than prices which are by their terms market prices, the gas prices under such gas purchase agreements; and

                           (C) if, and to the extent that, (x) at least 75% of
                  the Facility Capacity is subject to one or more power sales agreements on terms (other than pricing) substantially similar to the Power Purchase Agreement (but excluding the provision for gas to be supplied for fuel conversion services by the Power Purchaser) or on commercially reasonable terms (other than pricing) typical of power sales agreements entered into at such time for the same term, in each case with a term of not less than one (1) year during the relevant period of calculation, and (y) at least 75% of the gas supply for the Facility is subject to one or more gas supply agreements on commercially reasonable terms (other than pricing) typical of gas supply agreements entered into at such time for the same term, in each case with a term of not less than one (1) year during the relevant period of calculation (compliance with such requirements to be certified by the Company), then clause
                  (v) above shall be deemed satisfied, if the Senior Debt Service Coverage Ratio and the projected Senior Debt Service Coverage Ratio referred to in such clause (v) are each equal to or greater than 1.30 to 1 for the portions of the time periods referred to in such clause (v) in which such agreements were or are to be in effect, as certified by the Company.

         (c) If amounts on deposit in or credited to the Revenue Account are insufficient to make the transfers described in priorities FIRST through EIGHTH in Section 3.10, amounts on deposit in or credited to the Distribution Account shall (in the case of amounts necessary to make the transfers described in priorities FIRST through SIXTH), and may, at the option of the Company (in the case of amounts necessary to make the transfers described in priorities SEVENTH and EIGHTH), be transferred to the Revenue Account to the extent necessary and applied in accordance with Section 3.10.

         SECTION 3.15 RESTORATION ACCOUNT.

         (a) All Casualty Proceeds and Eminent Domain Proceeds shall be deposited into the Restoration Account. Subject to Sections 3.15(d) and (e), the Collateral Agent shall apply the amounts in the Restoration Account as directed in writing by the Company to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of the costs of rebuilding, repair and restoration of the Facility or any part thereof that has been affected by an Event of Loss or an Event of Eminent Domain.

         (b) The Collateral Agent is hereby authorized to disburse from the Restoration Account the amount required to be paid for the repair or replacement of the Facility or any part thereof as specified in Section 3.15(a). The Collateral Agent is hereby authorized and directed to issue its checks or transfer funds electronically for each disbursement from the Restoration Account, upon receipt of a Restoration Certificate signed by an Authorized Representative of the Company and approved by the Independent Engineer; PROVIDED, HOWEVER, that no such approval of the Independent Engineer shall be required if less than $5,000,000 is requested pursuant to such requisition or requisitions in any one Fiscal Year. The Collateral Agent shall be entitled to conclusively rely on all certifications and statements in such Restoration Certificate. The Collateral Agent shall keep and maintain adequate records pertaining to the Restoration Account and all disbursements therefrom and shall file an accounting thereof with the Company and the Independent Engineer within three months following the last Business Day of each Fiscal Year.

         (c) If an Event of Loss or an Event of Eminent Domain shall occur with respect to any Collateral, the Company shall (i) diligently pursue all its rights to compensation against any Person with respect to such Event of Loss or Event of Eminent Domain, (ii) in the reasonable judgment of the Company, compromise or settle any claim against any Person with respect to such Event of Loss or Event of Eminent Domain and (iii) hold all amounts of Casualty Proceeds or Eminent Domain Proceeds (including instruments) received in respect of any Event of Loss or Event of Eminent Domain (after deducting all reasonable expenses incurred by it in litigating, arbitrating, compromising or settling any claims) in trust for the benefit of the Collateral Agent segregated from other funds of the Company and will promptly transfer to the Collateral Agent for deposit in the Restoration Account such Casualty Proceeds or Eminent Domain Proceeds.

         (d) If either an Event of Loss or an Event of Eminent Domain shall occur, as soon as reasonably practicable but no later than the date of receipt by the Company or the Collateral Agent of Eminent Domain Proceeds or Casualty Proceeds, as the case may be, the Company shall make a reasonable good faith determination as to whether (i) the Facility or any portion thereof can be rebuilt, repaired or restored to permit operation of the Facility or a portion thereof on a commercially feasible basis and (ii) the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration of the Facility or a portion thereof, including the making of all required payments of interest and principal on the Company's Debt during such rebuilding, repair or restoration. The determination of the Company shall be evidenced by a Certificate as to Redemption filed with the Collateral Agent which, in the event the Company determines that the Facility or a portion thereof can be rebuilt, repaired or restored to permit operation thereof on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient, shall also set forth a reasonable good faith estimate by the Company of the total cost of such rebuilding, repair or restoration. The Company shall deliver to the

Collateral Agent at the time it delivers the Certificate as to Redemption referred to above a certificate of the Independent Engineer, dated the date of the Certificate as to Redemption, stating that, based upon reasonable investigation and review of the determination made by the Company, the Independent Engineer believes the determination and the estimate of the total cost set forth in the Certificate as to Redemption to be reasonable.

         (e) (i) If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.15(d) above that the Facility cannot be rebuilt, repaired or restored to permit operation on a commercially feasible basis or that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are not sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, shall be distributed in accordance with Section 4.2(a).

                  (ii) If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.15(d) above that the entire Facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration, all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, together with such other amounts as are available to the Company for such rebuilding, repair or restoration, shall be deposited in the Restoration Account in accordance with
         Section 3.15(a) and applied in accordance with Section 3.15(b).

                  (iii) If, following an Event of Loss or an Event of Eminent Domain, the determination is made pursuant to Section 3.15(d) above that a portion of the Facility can be rebuilt, repaired or restored to permit operation on a commercially feasible basis and that the Casualty Proceeds or the Eminent Domain Proceeds, together with any other amounts that are available to the Company for such rebuilding, repair or restoration, are sufficient to permit such rebuilding, repair or restoration, (A) an amount equal to the estimate of the total cost of such rebuilding, repair or restoration set forth in the Certificate as to Redemption filed with the Collateral Agent pursuant to Section 3.15(d) above shall be deposited in the Restoration Account in accordance with Section 3.15(a) and applied in accordance with Section 3.15(b) and (B) the amount, if any, by which all of the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, exceed the estimate of the total cost shall be distributed in accordance with
         Section 4.2(a).

         (f) In the event the Company receives Casualty Proceeds or Eminent Domain Proceeds, as the case may be, from an Event of Loss or an Event of Eminent Domain that do not exceed in the aggregate $5,000,000 during any Fiscal Year of the Company, the Company shall not have to comply with the provisions of Sections 3.15(d) or (e) and the Casualty Proceeds or the Eminent Domain Proceeds, as the case may be, shall be deposited in the Restoration Account in accordance with Section 3.15(a) and applied in accordance with Section 3.15(b).

         SECTION 3.16 FUEL CONVERSION PAYMENT VOLUME REBATE ACCOUNT.

         (a) The Fuel Conversion Payment Volume Rebate Account shall be funded from funds transferred by the Collateral Agent from the Revenue Account as and when specified in Section 3.10.

         (b) Upon receipt of an Officer's Certificate of the Company detailing the amounts to be paid, funds in the Fuel Conversion Payment Volume Rebate Account shall be transferred to the Power Purchaser in accordance with Annex 1 to the Power Purchase Agreement and as set forth in such Officer's Certificate within two (2) Business Days of receipt of such Officer's Certificate.

         SECTION 3.17 SUBORDINATED DEBT ACCOUNT.

         (a) The Subordinated Debt Account shall be funded from funds transferred by the Collateral Agent from the Revenue Account as and when specified in Section 3.10.

         (b) Upon receipt of an Officer's Certificate of the Company detailing the amounts to be paid, funds in the Subordinated Debt Account shall be transferred to the appropriate Subordinated Debt Providers as set forth in such Officer's Certificate within two (2) Business Days of receipt of such Officer's Certificate.

                                   ARTICLE IV

                         APPLICATION OF CERTAIN PROCEEDS

         SECTION 4.1 DIVISION OF FORECLOSURE PROCEEDS AND PROCEEDS UNDER THE WILLIAMS GUARANTY.

         (a) Following (i) the receipt of proceeds under the Williams Guaranty as a result of a termination of the Power Purchase Agreement or (ii) a foreclosure or other exercise of remedies following a Trigger Event, the proceeds of any sale, disposition or other realization by the Collateral Agent or by any Senior Party upon the Collateral (or any portion thereof) pursuant to the Security Documents shall be distributed within five (5) Business Days of receipt in the following order of priorities:

                  FIRST, to the Collateral Agent, the Trustee, the Working Capital Provider, the DSR LOC Provider and the PPA LOC Provider, ratably, in an amount equal to the amounts owed in respect of the Collateral Agent Claims, the Trustee Claims, the Working Capital Provider Claims, the DSR LOC Provider Claims and the PPA LOC Provider Claims, respectively, due and payable as of the date of such distribution; PROVIDED, that prior to any such distribution to the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider, the Collateral Agent shall have received a certificate signed by an Authorized Representative of the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider (as the case may be), in either case in form satisfactory to the Collateral Agent, setting forth the amount payable to the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider (as the case may be) as of the date of such distribution;

                  SECOND, to the Senior Parties, ratably (based on the amount owing to specified recipients), an amount equal to the unpaid amount of all Financing Liabilities owed to the Senior Parties by the Company; PROVIDED, that prior to any such distribution, the Collateral Agent shall have received (a) in the case of clause (i) above an Officer's Certificate or (b) in the case of clause (ii) above, a certificate executed by an Authorized Representative of each such Senior Party, in either case in form reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Senior Party pursuant to this clause as of the date of such distribution;

                  THIRD, to any Subordinated Debt Providers, ratably, an amount equal to the unpaid obligations owed to such Subordinated Debt Providers by the Company under any Subordinated Loan Agreement; PROVIDED, that prior to any such distribution, the Collateral Agent shall have received (a) in the case of clause (i) above an Officer's Certificate or (b) in the case of clause (ii) above, a certificate executed by an Authorized Representative of each such Subordinated Debt Provider, in either case in form reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Subordinated Debt Provider pursuant to this clause as of the date of such distribution; and

                  FOURTH, to the Company (or its successors or assigns) or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         (b) As used in this Section 4.1, "proceeds" of Collateral shall mean cash, securities and other property realized in respect of, and distributions in kind of, Collateral, including any thereof received under any reorganization, liquidation or adjustment of Debt of the Company or any issuer of or obligor on any of the Collateral.

         (c) The Collateral Agent shall, upon receipt of direction from the Required Senior Parties and an indemnity satisfactory to it, use reasonable efforts to join in any foreclosure or similar proceeding instituted by a junior lienor with respect to the Collateral. The Collateral Agent shall hold all proceeds of the Collateral received by it in connection with such proceeding instituted by a junior lienor and not consolidated with any action by the Collateral Agent on behalf of the Senior Parties pending application of such proceeds by the Collateral Agent in accordance with the written instructions of the Required Senior Parties.

         SECTION 4.2 APPLICATION OF CASUALTY PROCEEDS AND EMINENT DOMAIN
                     PROCEEDS.

         (a) If the determination is made pursuant to Section 3.15(d) above that all or a portion of the Facility is incapable of being rebuilt, repaired or restored to permit operation on a commercially feasible basis, all Casualty Proceeds or Eminent Domain Proceeds received by the Collateral Agent and not deposited in the Restoration Account pursuant to Section 3.15(e)(iii) shall be distributed by the Collateral Agent within five (5) Business
Days of receipt in the following order of priorities:

                  FIRST, to the Collateral Agent, the Trustee, the Working Capital Provider, the DSR LOC Provider and the PPA LOC Provider, ratably, in an amount equal to the amounts owed in respect of the Collateral Agent Claims, the Trustee Claims, the Working Capital Provider Claims, the DSR LOC Provider Claims and the PPA LOC Provider Claims, respectively, due and payable as of the date of such distribution; PROVIDED, that, two (2) Business Days prior to any such distribution to the Collateral Agent, the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider, the Collateral Agent shall have received a certificate signed by an Authorized Representative of the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider (as the case may be), in form and substance satisfactory to the Collateral Agent, setting forth the amount payable to the Trustee, the Working Capital Provider, the DSR LOC Provider or the PPA LOC Provider (as the case may be) as of the date of such distribution;

                  SECOND, to the Senior Parties, ratably (based on the amount owing to the specified recipients), an amount equal to the unpaid amount of all Financing Liabilities owed to or required to be deposited for the account of such Senior Parties, including the amount required to be applied to a mandatory redemption of the Bonds pursuant to the Indenture; PROVIDED, that two (2) Business Days prior to any such distribution the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Senior Party, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Senior Party pursuant to this clause as of the date of such distribution;

                  THIRD, to the Subordinated Debt Providers, ratably, an amount equal to the unpaid amounts owed to or required to be deposited for the account of such Subordinated Debt Providers by the Company under any Subordinated Loan Agreement; PROVIDED, that two (2) Business Days prior to any such distribution, the Collateral Agent shall have received a certificate executed by an Authorized Representative of each such Subordinated Debt Provider, in form and substance reasonably satisfactory to the Collateral Agent, setting forth the amount payable to such Subordinated Debt Provider pursuant to this clause as of the date of such distribution; and

                  FOURTH, to the Company or their successors or assigns or to whomever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct, any surplus then remaining from such proceeds.

         (b) At the time the Collateral Agent is to make a distribution pursuant to Section 4.2(a) paragraph SECOND, the Collateral Agent shall deposit, with the same priority as such distribution, ratably, into a separate trust account to be maintained by the Collateral Agent an amount up to the maximum amount available to be drawn under the DSR Letter of Credit (taking into account, without duplication in the case of the DSR Letter of Credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the DSRA

Required Balance), and not represented by a DSR LOC Loan, DSR LOC Term Loan or DSR Bond; PROVIDED, HOWEVER, that if funds available are insufficient to make all payments required under Section 4.2(a) paragraph SECOND and the required deposits provided for in this sentence, distribution of funds shall be made ratably to the specified recipients. The Collateral Agent shall hold the funds in such separate account until receipt of a written notice or notices from the DSR LOC Provider (which such notice or notices shall be contemporaneously delivered by the DSR LOC Provider to the other Senior Parties) executed by an Authorized Representative of the DSR LOC Provider to the effect that either (i) the Collateral Agent has made a drawing on the DSR Letter of Credit or (ii) the DSR Letter of Credit has expired or terminated without a drawing being made thereunder. Upon receipt of a notice specified in clause (i) of the preceding sentence, the Collateral Agent shall distribute to the DSR LOC Provider that proportionate share of the amount in the relevant separate account referred to above, equal to such drawing's proportionate share of the DSR Letter of Credit collateralized by such account. Upon receipt of a notice specified in clause (ii) of the second preceding sentence, the Collateral Agent shall distribute from the relevant separate account (in accordance with Section 4.2(a) paragraphs SECOND, THIRD and FOURTH and without regard to this Section 4.2(b)) to the appropriate Persons an amount equal to the amount in such separate account.

         (c) At the time the Collateral Agent is to make a distribution pursuant to Section 4.2(a) paragraph SECOND, the Collateral Agent shall deposit, with the same priority as such distribution, ratably, into a separate trust account to be maintained by the Collateral Agent an amount up to the amount available to be drawn under the PPA Letter of Credit (and not represented by a PPA LOC Loan); PROVIDED, HOWEVER, that if funds available are insufficient to make all payments required under Section 4.2(a) paragraph SECOND and the required deposits provided for in this sentence, distribution of funds shall be made ratably to the specified recipients. The Collateral Agent shall hold the funds in such separate account until receipt of a written notice or notices from the PPA LOC Provider (which such notice or notices shall be contemporaneously delivered by the PPA LOC Provider to the other Senior Parties) executed by an Authorized Representative of the PPA LOC Provider to the effect that either (i) the Collateral Agent has made a drawing on the PPA Letter of Credit or (ii) the PPA Letter of Credit has expired or terminated without a drawing being made thereunder. Upon receipt of a notice specified in clause (i) of the preceding sentence, the Collateral Agent shall distribute to the PPA LOC Provider that proportionate share of the amount in the relevant separate account referred to above, equal to such drawing's proportionate share of the PPA Letter of Credit collateralized by such account. Upon receipt of a notice specified in clause
(ii) of the second preceding sentence, the Collateral Agent shall distribute from the relevant separate account (in accordance with Section 4.2(a) paragraphs SECOND, THIRD and FOURTH and without regard to this Section 4.2(c)) to the appropriate Persons an amount equal to the amount in such separate account.

         (d) The Company and the Senior Parties hereby authorize the Collateral Agent to establish the separate account described in Sections 4.2(b) and 4.2(c) for the purposes specified in such Sections.

         (e) The DSR LOC Provider hereby covenants and agrees to use reasonable efforts to send the written notice specified in clause (ii) of Section 4.2(b) within three (3) Business Days following the termination or expiration of the DSR Letter of Credit.

         (f) The PPA LOC Provider hereby covenants and agrees to use reasonable efforts to send the written notice specified in clause (ii) of Section 4.2(c) within three (3) Business Days following the termination or expiration of the PPA Letter of Credit.

         SECTION 4.3 APPLICATION OF BUY-DOWN AMOUNTS.

         (a) All Buy-Down Amounts shall be deposited into a separate account maintained by the Depositary Bank on behalf of the Collateral Agent pending application in accordance with the remaining provisions of this Section 4.3. Subject to the remaining provisions of this Section 4.3, the Collateral Agent shall apply the amounts in such separate account to the payment, or reimbursement to the extent the same have been paid or satisfied by the Company, of the costs of modification, repair and replacement of that portion of the Facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of the Contractor to pay such Buy-Down Amounts.

         (b) The Collateral Agent is hereby authorized to disburse from such separate account the amount required to be paid for the modification, repair or replacement of that portion of the Facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of the Contractor to pay such Buy-Down Amounts as specified in
Section 4.3(a). The Collateral Agent is hereby authorized and directed to issue its checks or transfer funds electronically for each disbursement from such separate account, but shall not be required to do so until at least one Business Day after receipt of a Performance Enhancement Certificate signed by an Authorized Representative of the Company and approved by the Independent Engineer. The Collateral Agent shall be entitled to rely on all certifications and statements in such Performance Enhancement Certificate. The Collateral Agent shall keep and maintain adequate records pertaining to such separate account and all disbursements therefrom and shall file an accounting thereof with the Company and the Independent Engineer within three months following the last business day of each Fiscal Year. Upon receipt of an Officer's Certificate of the Company, confirmed by the Independent Engineer, certifying that all modifications, repairs or replacements of that portion of the Facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of the Contractor to pay Buy-Down Amounts have been completed, the Collateral Agent shall transfer all funds remaining in such separate account to the Revenue Account for application in accordance with Section 3.10(b); PROVIDED, that if such funds or a portion thereof are deposited in the Distribution Account in accordance with Section 3.10(b) eleventh, the provisions of Section 3.14(b)(iv) and (v) shall not apply in respect of such funds.

         (c) As soon as reasonably practicable following receipt by the Company or the Collateral Agent of Buy-Down Amounts, the Company shall make a reasonable good faith determination as to whether (i) it is technically feasible to modify, repair or replace that portion of the Facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of the Contractor to pay such Buy-Down Amounts, (ii) the Buy-Down Amounts, together with any other amounts that are available to the Company for such modification, repair or replacement, are sufficient to permit such modification, repair or replacement, including the making of all required payments of interest and principal on the Company's Debt during such modification, repair or replacement, (iii) the projected average Senior Debt Service Coverage Ratio (after giving effect to such modification, repair or replacement and the application of the Buy-Down Amounts to accomplish the same) during the PPA
Term (taken as one period) and the Post-PPA Period (taken as one period) is equal to or greater than the projected average Senior Debt Service Coverage Ratio set forth in the base case projections for each such period set forth in the final offering circular dated on or before the Closing Date relating to the Bonds and (iv) the projected minimum Senior Debt Service Coverage
Ratio (after giving effect to such modification, repair or replacement and the application of the Buy-Down Amounts to accomplish the same) during the PPA Term and the Post-PPA Period is equal to or greater than the projected minimum Senior Debt Service Coverage Ratio set forth in the base case projections for each such period set forth in the final offering circular dated on or before the Closing Date relating to the Bonds. The determination of the Company shall be evidenced by an Officer's Certificate (together with such supporting detail as the Collateral Agent or the Independent Engineer may reasonably request) filed with the Collateral Agent which, in the event the Company determines that such portion of the Facility can be modified, repaired or replaced and that the other statements set forth in clauses
(ii)-(iv) of this Section 4.3(c) are true, shall also set forth a reasonable good faith estimate by the Company of the total cost of such modification, repair or replacement. The Company shall deliver to the Collateral Agent at the time it delivers the Officer's Certificate referred to above a certificate of the Independent Engineer, dated the date of the Officer's Certificate, stating that, based upon reasonable investigation and review of the determinations, assumptions, conclusions and estimates of costs made by the Company, the Independent Engineer believes the determinations, assumptions, conclusions and estimates of costs set forth in the Officer's Certificate to be reasonable.

         (d) If the Company cannot provide the Officer's Certificate referred to in Section 4.3(c) to permit the application of Buy-Down Amounts toward the modification, repair or replacement of that portion of the Facility or the Independent Engineer fails to confirm such Officer's Certificate as required by
Section 4.3(c), all of the Buy-Down Amounts received by the Company or the Collateral Agent shall be distributed in accordance with Section 4.3(e).

         (e) All Buy-Down Amounts to be distributed pursuant to this Section 4.3(e) shall be distributed by the Collateral Agent, ratably (based on the amount owing to the specified recipient), to (i) the Trustee in respect of the amount of the Outstanding Bonds for redemption of Bonds in accordance with the Indenture, (ii) the DSR LOC Provider in respect of the outstanding amount of DSR LOC Loans, DSR LOC Term Loans or DSR LOC Bonds and (iii) the PPA LOC Provider in respect of the outstanding amount of any PPA LOC Loans.

         (f) At the time the Collateral Agent is to make a distribution pursuant to Section 4.3(e), the Collateral Agent shall deposit into a separate trust account to be maintained by the Collateral Agent an amount up to the amount available to be drawn under the DSR Letter of

Credit (taking into account, without duplication, in the case of the DSR Letter of Credit, the maximum amount which may become available to be drawn in the future by reason of an increase in the DSRA Required Balance), and not represented by a DSR LOC Loan, DSR LOC Term Loan or DSR Bond; PROVIDED, HOWEVER, that if funds available are insufficient to make all payments required under Section 4.2(a) paragraph SECOND and the required deposits provided for in this sentence, distribution of funds shall be made ratably to the specified recipients. The Collateral Agent shall hold the funds in such separate account until receipt of a written notice or notices from the DSR LOC Provider (which such notice or notices shall be contemporaneously delivered by the DSR LOC Provider to the other Senior Parties) executed by an Authorized Representative of the DSR LOC Provider to the effect that either
(i) the Collateral Agent has made a drawing on the DSR Letter of Credit or
(ii) the DSR Letter of Credit has expired or terminated without a drawing being made thereunder. Upon receipt of a notice specified in clause (i) above, the Collateral Agent shall distribute to the DSR LOC Provider that proportionate share of the amount in the relevant separate account referred to above, equal to such drawing's proportionate share of the DSR Letter of Credit collateralized by such account. Upon receipt of a notice specified in clause (ii) above, the Collateral Agent shall distribute from the relevant separate account to the Trustee an amount equal to the amount in such separate account.

         (g) At the time the Collateral Agent is to make a distribution pursuant to Section 4.3(e), the Collateral Agent shall deposit into a separate trust account to be maintained by the Collateral Agent an amount available to be drawn under the PPA Letter of Credit (and not represented by a PPA LOC Loan); PROVIDED, HOWEVER, that if funds available are insufficient to make all payments required under Section 4.2(a) paragraph SECOND and the required deposits provided for in this sentence, distribution of funds shall be made ratably to the specified recipients. The Collateral Agent shall hold the funds in such separate account until receipt of a written notice or notices from the PPA LOC Provider (which such notice or notices shall be contemporaneously delivered by the PPA LOC Provider to the other Senior Parties) executed by an Authorized Representative of the PPA LOC Provider to the effect that either (i) the Collateral Agent has made a drawing on the PPA Letter of Credit or (ii) the PPA Letter of Credit has expired or terminated without a drawing being made thereunder. Upon receipt of a notice specified in clause (i) above, the Collateral Agent shall distribute to the PPA LOC Provider that proportionate share of the amount in the relevant separate account referred to above, equal to such drawing's proportionate share of the PPA Letter of Credit collateralized by such account. Upon receipt of a notice specified in clause (ii) above, the Collateral Agent shall distribute from the relevant separate account to the Trustee an amount equal to the amount in such separate account.

                                    ARTICLE V

                        COLLATERAL AGENT; DEPOSITARY BANK

         SECTION 5.1 APPOINTMENT AND DUTIES OF COLLATERAL AGENT AND DEPOSITARY BANK.

         (a) The Senior Parties hereby designate and appoint The Bank of New York to act as the Collateral Agent under the Security Documents and this Agreement, and each of the Senior Parties hereby authorizes The Bank of New York, as the Collateral Agent, to take such actions on its behalf under the provisions of the Security Documents and this Agreement and to exercise such powers and perform such duties as are expressly delegated to the Collateral Agent by the terms of the Security Documents and this Agreement, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Security Documents and this Agreement, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth in the Security Documents and this Agreement, or any discretionary or fiduciary duties or responsibilities with any Senior Party under this Agreement or any other Security Documents, and no implied covenants, functions or responsibilities shall be read into the Security Documents, this Agreement or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Security Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

         (b) The Collateral Agent and each other Senior Party hereby designate and appoint The Bank of New York to act as the Depositary Bank under this Agreement, and the Depositary Bank hereby agrees to act as "securities intermediary" (within the meaning of Section 8-102(a)(14) of the UCC) with respect to the Project Accounts. The Company hereby acknowledges that the Depositary Bank shall act as securities intermediary with respect to the Project Accounts and pursuant to this Agreement. The Depositary Bank shall not have any duties or responsibilities except those expressly set forth in this Agreement.

         (c) The Collateral Agent will give notice to the Senior Parties of any action taken, or notices received, hereunder or under any Security Document; notice of action taken shall be given prior to the taking of such action unless the Collateral Agent determines that to give such notice prior to taking such action could result in the loss of any of the rights of the Senior Parties under any Security Documents, in which event such notice shall be given promptly after the taking of such action.

         (d) The Senior Parties agree that all liens and security interests in the Collateral securing the Secured Obligations shall be held in the name of the Collateral Agent and administered by and through the Collateral Agent and in accordance with this Agreement and the other Security Documents. If, as of the date hereof, or at any time in the future, any Senior Party at any time holds a lien or security interest on any Collateral in its own name, it agrees to assign it, without warranty or recourse, to the Collateral Agent (to be held by the Collateral Agent as the collateral agent for the Senior Parties). The Collateral Agent shall hold its security interests in and liens on the Collateral for the benefit of the Senior Parties as provided herein and in the Security Documents.

         (e) Notwithstanding anything to the contrary in this Agreement or any Security Document, the Collateral Agent shall not be required to exercise any rights or remedies under any of the Security Documents or this Agreement or give any consent under any of the Security Documents or this Agreement or enter into any agreement amending, modifying, supplementing or waiving any provision of any Security Document unless it shall have been directed to do so in Senior Party Certificates of the Required Senior Parties.

         SECTION 5.2 RIGHTS OF COLLATERAL AGENT.

         (a) The Collateral Agent may execute any of its duties under the Security Documents or this Agreement by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

         (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it under or in connection with any Security Document or this Agreement (except for its gross negligence or willful misconduct) or (ii) responsible in any manner to any of the Senior Parties for any recitals, statements, representations or warranties made in any Security Document or this Agreement or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with, any Security Document or this Agreement or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Security Documents or this Agreement or for any failure of the Company or any other Person to perform their obligations thereunder. The Collateral Agent shall not be under any obligation to any Senior Party or any other Person to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Security Document or this Agreement, or to inspect the properties, books or records of the Company.

         (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, request, direction, certificate, notice, consent, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and/or upon advice and/or statements of legal counsel (including, without limitation, counsel to the Company), independent accountants and other experts selected by the Collateral Agent. In connection with any request or direction of the Required Senior Parties, the Collateral Agent shall be entitled to rely, and shall be fully protected in relying on any Senior Party Certificate delivered by a Senior Party; PROVIDED, HOWEVER, that in the event the Collateral Agent receives conflicting directions contained in Senior Party Certificates representing two or more groups of Required Senior Parties, the Collateral Agent shall act in accordance with directions contained in Senior Party Certificates representing the greatest percentage of the Combined Exposure. The Collateral Agent shall be fully justified in failing or refusing to take any action under any Security Document or this Agreement (i) if such action would, in the opinion of the Collateral Agent (which may be based on the advice or opinion of legal counsel), be contrary to law or the terms of this Agreement or the other Security Documents, (ii) if such action is not specifically provided for in such Security Document or this Agreement or it shall not have received any such advice or concurrence of the Required Senior Parties as it deems appropriate, (iii) if, in connection with the taking of any such action hereunder or under any Security Document that would constitute an exercise of remedies under such Security Document or this Agreement, it shall not first be indemnified to its satisfaction by the Senior Parties (other than the Trustee in its individual capacity and the Collateral Agent) against any and all risk of nonpayment, liability and expense which may be incurred by it by reason of taking or continuing to take any such action or (iv) if, notwithstanding anything to the contrary contained in Section 5.2(e), in connection with the taking of any such action that would constitute a payment due under any Transaction Document, it shall not first have received from the Senior Parties funds equal to the amount payable. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Security Document or this Agreement in accordance with a request of the Required Senior Parties contained in Senior Party Certificates, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Senior
Parties.

         (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of any Security Document or this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Senior Parties, identifying the proposed action, and may decline either to perform such function or responsibility or to take the action requested unless it has received the written confirmation of the Required Senior Parties executed by Authorized Representatives of such Persons that the Required Senior Parties concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or such Security Document or is otherwise appropriate. The Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Required Senior Parties in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Senior Parties.

         (e) The Collateral Agent shall not be deemed to have actual, constructive, direct or indirect knowledge or notice of the occurrence of any default or Event of Default or any other event unless and until a Responsible Officer of the Collateral Agent has received a written notice or a certificate from an Authorized Representative of a Senior Party or the Company stating that a default or an Event of Default has occurred. The Collateral Agent shall have no obligation whatsoever either prior to or after receiving such notice or certificate to inquire whether a default or an Event of Default has in fact occurred and shall be entitled to rely conclusively, and shall be fully protected in so relying, on any notice or certificate so furnished to it. No provision of this Agreement or any other Security Document shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or under any Security Document or the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability including an advance of funds necessary to take the action requested is not reasonably assured to it, except that in respect of any potential environmental liability or the taking of title to any real property, the Collateral Agent may decline to act unless it receives indemnity satisfactory to it in its sole discretion.
If the Collateral Agent receives such a notice of the occurrence of any Event of Default, the Collateral Agent shall give notice thereof to the Senior Parties. The Senior Parties shall provide evidence of satisfactory indemnity to the Collateral Agent for any action directed by the Required Senior
Parties including, but not limited to, an advance of funds necessary to take the action requested. The Collateral Agent shall take such action with respect to such Event of Default as so requested pursuant to Section 2.3(a) subject, however, to the third sentence of this Section 5.2(e).

         (f) The Company will pay upon demand to the Collateral Agent the amount of any and all reasonable fees and out-of-pocket expenses, including the reasonable fees and expenses of its counsel (and any one local counsel) and of any experts and agents, which the Collateral Agent may incur in connection with
(i) the administration of this Agreement and the other Security Documents, (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement (whether through negotiations, legal proceedings or otherwise) of any of the rights of the Collateral Agent or the Senior Parties hereunder or under the other Security Documents or (iv) the failure by the Company to perform or observe any of the provisions hereof or of any of the other Security Documents. The provision of this Section 5.2(f) shall survive the expiration or earlier termination of this Agreement.

         SECTION 5.3 LACK OF RELIANCE ON THE COLLATERAL AGENT.

         Each of the Senior Parties expressly acknowledges that neither the Collateral Agent nor any of its officers, directors, employees, agents or attorneys-in-fact has made any representations or warranties to it and that no act by the Collateral Agent hereafter taken, including, without limitation, any review of the Facility or of the affairs of the Company, shall be deemed to constitute any representation or warranty by the Collateral Agent to any Senior Party. Each Senior Party (other than the Trustee) represents to the Collateral Agent that it has, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Facility and the Company. Each Senior Party (other than the Trustee) also represents that it will, independently and without reliance upon the Collateral Agent or any other Senior Party, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Facility and the Company. Except for notices, reports and other documents expressly required to be furnished to the Senior Parties by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Senior Party with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Facility and the Company which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents or attorneys-in-fact.

         SECTION 5.4 INDEMNIFICATION.

         (a) The Senior Parties (other than the Collateral Agent) severally agree to indemnify the Collateral Agent in its capacity as such and in its individual capacity (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to the aggregate amounts of their respective Secured Obligations on the date the activities giving rise to the Collateral Agent's demand for indemnification occurred, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Collateral Agent in its capacity as such and in its individual capacity in any way relating to or arising out of the Security Documents or this Agreement, or the performance of its duties as Collateral Agent hereunder or thereunder or any action taken or omitted by the Collateral Agent in its capacity as such under or in connection with any of the foregoing (including, but not limited to, any claim that the Collateral Agent is the owner or operator of the Facility and liable as such pursuant to the Comprehensive Environmental Response, Compensation and Liability Act or any other Environmental Requirement); PROVIDED, that the Senior Parties shall not be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent that any of the foregoing result from the Collateral Agent's gross negligence or willful misconduct. The agreements in this Section 5.4 shall survive the payment or satisfaction in full of the Secured Obligations or any other termination of this Agreement.

         (b) The Company agrees to indemnify the Collateral Agent and each Senior Party from and against any and all claims, losses and liabilities growing out of or resulting from (i) any Security Document or this Agreement (including, without limitation, enforcement of such Security Document, but excluding any such claims, losses or liabilities resulting from the Collateral Agent's or such Senior Party's gross negligence or willful misconduct) or (ii) any refund or adjustment of any amount paid or payable to the Collateral Agent or any Senior Party under or in respect of any Transaction Document or any other Collateral, or any interest thereon, which may be ordered or otherwise required by any Person. The agreements under this Section 5.4(b) shall survive the payment in full of any secured obligation or termination of this Agreement or any other Security Document.

         SECTION 5.5 PREPAYMENT OF CONSTRUCTION CONTRACT.

         (a) The Company may, if the conditions set forth in Section 5.5(c) are satisfied, on or after the Closing Date elect to prepay (the "EPC CONTRACT PREPAYMENT") the then remaining "Contract Price" under the EPC Contract.

         (b) The EPC Contract Prepayment shall be effected by submission of a Requisition, in the form of Exhibit 3.8, that includes a request that the Collateral Agent disburse to the Contractor from the Construction Account the EPC Contract Prepayment Amount.

         (c) In order to effect an EPC Contract Prepayment, the Company shall have first satisfied the following conditions and shall have delivered to the Collateral Agent an Officer's Certificate stating that such conditions have been satisfied:

                  (i) The Company shall have caused to be delivered to the Collateral Agent by the Contractor an EPC Contract Prepayment Letter of Credit with a stated amount equal to the EPC Contract Prepayment Amount;

                  (ii) The EPC Contract Prepayment Letter of Credit shall be substantially in the form of Exhibit 5.5 and shall provide that such letter of credit may be drawn upon: (A) in full, if (1) the EPC Contract is terminated in accordance with the terms thereof, or (2) an event of default of the Contractor under the EPC Contract has occurred and is continuing, or (3) a suspension of the performance of the obligations of the Contractor under the EPC Contract has occurred and a result of such suspension has been an increase in the time of performance of the obligations of the Contractor under the EPC Contract for a period in excess of six (6) months, or (4) an event of force majeure affecting the performance of the obligations of the Contractor under the EPC Contract has occurred and a result of such event of force majeure has been an increase in the time of performance of the obligations of the Contractor under the EPC Contract for a period in excess of six (6) months; (B) in full, if a Trigger Event shall have occurred and be continuing; (C) in full, if such letter of credit will expire within 30 days, no replacement EPC Contract Prepayment Letter of Credit has been provided and the Final Acceptance Date has not occurred under the EPC Contract; (D) in full, if the long-term unsecured debt rating of the issuer of the EPC Contract Prepayment Letter of Credit has fallen below "A" (as rated by Standard & Poor's), and the Contractor has failed within 45 days to deliver a replacement letter of credit from a financial institution which has a long-term unsecured debt rating of at least "A" by Standard & Poor's; or (E) in part, if there is a change order which reduces the "Contract Price" under the EPC Contract and the payment required of the Contractor in respect thereof has not been made within 10 days of such change order as described in Section 5.5(i);

                  (iii) The Contractor shall have agreed in writing that upon the occurrence of an EPC Contract Delay Event (as such term is defined in the EPC Contract Prepayment Coordination Agreement), Contractor shall be liable to pay to the Collateral Agent (for deposit in the Construction Account) for each day during the continuance of such EPC Contract Delay Event an amount equal to the product of (X) .000173 and
         (Y) the amount of the applicable EPC Contract Prepayment Letter of Credit outstanding during such EPC Contract Delay Event, such amount to be paid to the Collateral Agent within three (3) Business Days following the earlier to occur of resumption of work under the EPC Contract or a drawing in full on the EPC Contract Prepayment Letter of Credit;

                  (iv) The Raytheon Company shall have agreed in writing that amounts required to be paid by the Contractor pursuant to clause (iii) above shall be guaranteed obligations under Section 2 of the Raytheon Guaranty;

                  (v) The Contractor shall have confirmed in writing that the amount of Provisional Acceptance Late Completion Payments, Performance Guarantee Payments and Rebates (as such terms are defined in the EPC Contract), if any, under the EPC

         Contract for which the Contractor potentially may be liable and any liability limitations under the EPC Contract will not be reduced due solely to the EPC Contract Prepayment;

                  (vi) The Contractor shall have confirmed in writing that the cost of obtaining, maintaining and reimbursing drawings on the EPC Contract Prepayment Letter of Credit shall be solely for the account of the Contractor and that the Company shall bear no cost in respect of such EPC Contract Prepayment Letter of Credit; and

                  (vii) No (A) Default or Event of Default under the Indenture,
         (B) Default or Event of Default under the DSR LOC Reimbursement Agreement, (C) Default or Event of Default under the PPA LOC Reimbursement Agreement, or (D) Default or Event of Default under the Working Capital Agreement, shall have occurred and be continuing.

         (d) Following the EPC Contract Prepayment, the amount of the EPC Contract Prepayment Letter of Credit shall be reduced from time to time if and to the extent that:

                  (i) The Company shall have delivered a Requisition (other than a Requisition involving an EPC Contract Prepayment pursuant to
         Section 5.5(b)) in accordance with Section 3.8;

                  (ii) The applicable Requisition shall specifically state the amount (the "EPC CONTRACT REDUCTION AMOUNT"), not exceeding the amount of the Requisition, by which each EPC Contract Prepayment Letter of Credit is to be reduced;

                  (iii) The applicable Requisition shall have attached thereto the supporting documentation relating to the work performed under the EPC Contract described in Section 4.2.2 of the EPC Contract; and

                  (iv) The applicable Requisition shall have been confirmed by the Independent Engineer to the extent required under Section 3.8(d) hereof.

         (e) Upon satisfaction of the conditions set forth in Section 5.5(d), the Collateral Agent shall send written notice to the issuer of the EPC Contract Prepayment Letter of Credit specifying that the issued amount of such EPC Contract Prepayment Letter of Credit may be reduced by the applicable EPC Contract Reduction Amount.

         (f) Upon delivery to the Collateral Agent of an Officer's Certificate stating that the conditions set forth in Section 2.6(b) of the EPC Contract Prepayment Coordination Agreement have been met, the Collateral Agent shall send written notice to the issuer of the EPC Contract Prepayment Letter of Credit specifying that such letter of credit may be cancelled.

         (g) If at any time the conditions set forth in Section 5.5(d) cannot be satisfied, the EPC Contract Prepayment Letter of Credit shall not be reduced unless and until the conditions set forth in Section 5.5(d) are satisfied.

         (h) If, subsequent to the EPC Contract Prepayment, a change order under and in accordance with the EPC Contract and the Financing Documents is entered into (each, an "EPC CONTRACT CHANGE") which increases the Contract Price (as such term is defined in the EPC Contract), the amount of such EPC Contract Change shall be paid from moneys in the Construction Account pursuant to Requisitions delivered and approved in accordance with the provisions of Section
3.8 hereof.

         (i) If, subsequent to the EPC Contract Prepayment, there is an EPC Contract Change which decreases the "Contract Price" under the EPC Contract, as a condition to any such EPC Contract Change, the Company shall cause the Contractor to pay to the Collateral Agent for deposit in the Construction Account an amount equal to the amount of such EPC Contract Change. If the Collateral Agent fails to receive such amount within 10 days of any such EPC Contract Change, the Collateral Agent shall be entitled to draw upon the EPC Contract Prepayment Letter of Credit in an amount equal to the amount of such EPC Contract Change.

         SECTION 5.6 RESIGNATION OF THE COLLATERAL AGENT OR DEPOSITARY BANK.

         (a) Either of the Collateral Agent or Depositary Bank may resign its appointment hereunder at any time without providing any reason therefor by giving not less than 60 days' prior written notice to that effect to each of the other parties hereto, provided that no such resignation pursuant to this Section
5.6 or removal pursuant to Section 5.7 shall be effective until:

                  (i) a successor for the Collateral Agent or Depositary Bank is appointed in accordance with (and subject to) the succeeding provisions of this Section 5.6;

                  (ii) the resigning or removed Collateral Agent or Depositary Bank has transferred to its successor all of its rights and obligations in its capacity as Collateral Agent or Depositary Bank under this Agreement and the other Transaction Documents; and

                  (iii) the successor Collateral Agent or Depositary Bank has executed and delivered an agreement to be bound by the terms hereof and the other Transaction Documents and perform all duties required of the Collateral Agent or Depositary Bank hereunder and under the other Transaction Documents.

         (b) If the Collateral Agent or Depositary Bank has given notice of its resignation pursuant to this Section 5.6 or if the Required Senior Parties give the Collateral Agent, or the Collateral Agent gives the Depositary Bank, notice of removal pursuant to Section 5.7, then a successor to the Collateral Agent or Depositary Bank may be appointed by the Required Senior Parties during the period of such notice but, if no such successor is so appointed within sixty
(60) days after the above notice, the Collateral Agent or Depositary Bank may petition a court of competent jurisdiction to appoint such a successor which (i) is authorized under the laws of its jurisdiction of formation to exercise corporation trust powers, (ii) shall have a combined capital and surplus of at least U.S.$250,000,000 and (iii) shall be acceptable to the Required Senior Parties (PROVIDED, that if the Required Senior Parties do not confirm such acceptance or reject such appointee in writing within thirty (30) days following selection of such successor by the Collateral Agent or Depositary Bank, then they shall be deemed to have given acceptance thereof and such successor shall be deemed appointed as the Collateral Agent or Depositary Bank hereunder by and on behalf of the Senior Parties).

         (c) If a successor to the Collateral Agent or Depositary Bank is appointed under the provisions of clauses (a) or (b) above, then:

                  (i) the predecessor Collateral Agent or Depositary Bank shall be discharged from any further obligation hereunder (but without prejudice to any accrued liabilities);

                  (ii) the predecessor Collateral Agent or Depositary Bank's resignation pursuant to this Section 5.6 or removal pursuant to
         Section 5.7 notwithstanding, the provisions of this Agreement shall inure to its benefit as to any actions taken or omitted to be taken by it under this Agreement and the other Transaction Documents while it was acting as the Collateral Agent or Depositary Bank; and

                  (iii) the successor Collateral Agent or Depositary Bank and each of the other parties hereto shall have the same rights and obligations amongst themselves as they would have had if such successor Collateral Agent or Depositary Bank had been an original party hereto.

         SECTION 5.7 REMOVAL OF THE COLLATERAL AGENT OR DEPOSITARY BANK.

         The Required Senior Parties may remove the Collateral Agent from its appointment hereunder, and the Collateral Agent may remove the Depositary Bank hereunder, in each case with or without cause by giving not less than 60 days' prior written notice to that effect to the Collateral Agent (or to the Depositary Bank, as the case may be); PROVIDED, that no such removal shall be effective until a successor for the Collateral Agent (or the Depositary Bank, as the case may be) is appointed in accordance with Section 5.6.

         SECTION 5.8  MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO
                      BUSINESS.

         Any corporation or bank into which the Collateral Agent may be merged or converted or with which it may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Collateral Agent shall be a party, or any corporation or bank succeeding to all or substantially all of the corporate trust business of the Collateral Agent, shall be the successor of the Collateral Agent hereunder, provided such corporation or bank shall be otherwise qualified and eligible under this Article V, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 5.9 POWER OF ATTORNEY.

         Each Senior Party (other than the Collateral Agent) hereby gives a power of attorney, coupled with an interest, to the Collateral Agent and appoints, makes, constitutes and designates the Collateral Agent its true and lawful attorney-in-fact, subject to Section 5.1, to consent on its behalf under the Security Documents and the other Transaction Documents to which the Collateral Agent is a party to the extent that the consent of the Required Senior Parties (whether or not acting through the Collateral Agent) is required under any such agreement and upon the instructions of the Required Senior Parties acting pursuant to this Agreement, and to take such actions on its behalf under the provisions of such agreements as are reasonably incidental thereto, to execute and deliver in the name of and on behalf of, or in its own name, as the case may be, all documents required to be executed by such Senior Party (in its capacity as such) in connection therewith and to do, take and perform each and every act and thing whatsoever requisite, proper or necessary to be done, in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as such Senior Party (in its capacity as such) might or could do, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or its substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted; PROVIDED, that the Collateral Agent shall not so consent or take such other actions other than in accordance with this Agreement, the Security Documents and the other Transaction Documents to which the Collateral Agent is a party. The enumeration of specific items, rights, acts or powers herein does not limit or restrict and is not intended to limit or restrict, and is not to be construed or interpreted as limiting or restricting, the powers herein granted to such attorney-in-fact. The rights, power and authority of such attorney-in-fact herein granted shall commence and be in full force and effect on the date hereof, and such rights, powers and authority shall remain in full force and effect thereafter until this Agreement is terminated or until the Collateral Agent's resignation or removal hereunder.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

         SECTION 6.1 REPRESENTATIONS AND WARRANTIES.

         (a) The Company hereby makes the following representations and warranties as of the date hereof with respect to itself for the benefit of the Senior Parties:

                  (i) The Company (A) is a limited liability corporation duly formed, validly existing and in good standing under the laws of the State of Delaware and (B) is duly authorized, to the extent necessary, to do business in the Commonwealth of Pennsylvania and in each other jurisdiction where the character of its properties or the nature of its activities makes such qualification necessary, except to the extent any failure could not reasonably be expected to have a Material Adverse Effect. The Company has all requisite power and authority to own and operate the property it purports to own and to carry on its business as now being conducted and as proposed to be conducted in respect of the Facility.

                  (ii) The Company has all necessary power and authority to execute, deliver and perform its obligations under this Agreement. All action on the part of the Company that is required for the authorization, execution, delivery and performance of this

         Agreement, in each case has been duly and effectively taken; and the execution, delivery and performance of this Agreement does not require the approval or consent of any holder or trustee of any debt or other obligations of the Company which has not been obtained.

                  (iii) This Agreement has been duly executed and delivered by the Company. This Agreement constitutes a legal, valid and binding obligation of the Company enforceable against them in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) Neither the execution, delivery and performance of this Agreement nor the consummation of any of the transactions contemplated hereby nor performance of or compliance with the terms and conditions hereof (A) contravenes any material requirement of Applicable Law applicable to the Company or any of the Collateral which contravention would reasonably be expected to have a Material Adverse Effect, (B) constitutes a default under or results in the violation of the provisions of the certificate of formation or operating agreement, or of any Transaction Documents that would reasonably be expected to have a Material Adverse Effect or (C) results in the creation or imposition of any Liens (other than Permitted Liens) on any of the Collateral under, or results in the acceleration of, any obligation.

                  (v) Other than as set forth in the Indenture, there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending against the Company or, to the best of the Company's knowledge, threatened against the Company or any property or other assets or rights of the Company or with respect to this Agreement that would reasonably be expected to have a Material Adverse Effect.

         (b) Each of the Trustee, the DSR LOC Provider, the PPA LOC Provider and the Working Capital Provider hereby makes the following representations and warranties as of the date hereof with respect to itself and for the benefit of the Collateral Agent and the Depositary Bank:

                  (i) It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified to do business in, and is in good standing in all jurisdictions where the nature of its business makes such qualification necessary, except where the failure to effect such qualification would not have a material adverse effect upon its ability to perform its obligations pursuant to this Agreement or the Senior Documents (as hereinafter defined) to which it is a party.

                  (ii) It has all necessary corporate power to execute, deliver and perform under this Agreement and the Senior Documents. All action on its part that is required for the authorization, execution, delivery and performance of this Agreement and the Senior Documents has been duly and effectively taken; and the execution, delivery and performance of this Agreement and the Senior Documents do not require the approval or consent of any shareholder or the holder or trustee of any debt or other obligations which has not been obtained.

                  (iii) This Agreement and the Senior Documents have been duly executed and delivered by each such Person and constitute the legal, valid and binding obligation of each such Person, enforceable against such Person in accordance with the terms thereof, except as such enforceability (A) may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally and (B) is subject to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).

                  (iv) Neither the execution, delivery and performance of this Agreement and the Senior Documents nor the consummation of any of the transactions contemplated hereby or thereby nor performance of or compliance with the terms and conditions hereof or thereof (A) to the best of such party's knowledge, contravenes any material Applicable Law in respect of such Person or (B) constitutes a default under or results in the violation of the provisions in the charter, certificate of incorporation or by-laws of such Person or of any indenture, loan or credit agreement or any other agreement, lease, instrument or document to which such Person is a party or by which it or its properties may be bound.

                  (v) There are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the best of such Person's knowledge, threatened which could reasonably be expected to have a material and adverse effect on the performance by such Person of its obligations hereunder or under the Senior Documents or which questions the validity, binding effect or enforceability hereof or of the Senior Documents, any action to be taken pursuant hereto or thereto or any transactions contemplated hereby or thereby.

         For the purposes of this Section 6.1(b), the term "SENIOR DOCUMENTS" shall mean, with respect to the Trustee, the Indenture, with respect to the DSR LOC Provider, the DSR LOC Reimbursement Agreement, with respect to the PPA LOC Provider, the PPA LOC Reimbursement Agreement and with respect to the Working Capital Provider, the Working Capital Agreement.

                                   ARTICLE VII
                                  MISCELLANEOUS

         SECTION 7.1 AGREEMENT FOR BENEFIT OF PARTIES HERETO.

         Nothing in this Agreement, express or implied, is intended or shall be construed to confer upon, or to give to, any Person other than the parties hereto and their respective successors and assigns, any right, remedy or claim under or by reason of this Agreement or any covenant, condition or stipulation hereof; and the covenants, stipulations and agreements contained in this

Agreement are and shall be for the sole and exclusive benefit of the parties hereto and their respective successors and assigns.

         SECTION 7.2 NO WARRANTIES.

         Except as otherwise expressly provided herein, the Senior Parties have not made to each other nor do they hereby or otherwise make to each other any warranties, express or implied, nor do they assume any liability to each other with respect to the enforceability, validity, value or collectability of the Collateral (or any portion thereof). No Senior Party shall be liable to any other Senior Party for any action or failure to act or any error of judgment, negligence, or mistake, or oversight whatsoever on the part of any Senior Party or any Senior Party's agents, officers, employees or attorneys with respect to any transaction relating to any of the notes or agreements evidencing or entered into with respect to any of the Secured Obligations or any security therefor.

         SECTION 7.3 SEVERABILITY.

         In case any one or more of the provisions contained in this Agreement shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected and/or impaired thereby.

         SECTION 7.4 NOTICES.

         All notices, demands, certificates or other communications hereunder shall be in writing and shall be deemed sufficiently given or served for all purposes when delivered personally, when sent by certified or registered mail, postage prepaid, return receipt requested or by private courier service, or, if followed and confirmed by mail or courier service notice, when telecopied, in each case, with the proper address as indicated below. Each party may, by written notice given to the other parties, designate any other address or addresses to which notices, certificates or other communications to them shall be sent as contemplated by this Agreement. Until otherwise so provided by the respective parties, all notices, certificates and communications to each of them shall be addressed as follows:

         Company:                   AES Red Oak, L.L.C.
                                    1001 North 19th Street
                                    Arlington, VA 22209
                                    Attention: Project Manager
                                    Facsimile: 703-528-4510

         Trustee:                   The Bank of New York
                                    101 Barclay Street
                                    Floor 21W
                                    New York, NY 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: 212-815-3878

         DSR LOC Provider:          Dresdner Bank AG,
                                    acting through its New York Branch
                                    75 Wall Street, 25th Floor
                                    New York, NY 10005-2889
                                    Attention: Andrew Schroeder
                                    Facsimile: 212-429-2081

         With copy to:

                                    Attention: Michael Higgins
                                    Facsimile: 212-429-2192

         PPA LOC Provider:          Dresdner Bank AG,
                                    acting through its New York Branch
                                    75 Wall Street, 25th Floor
                                    New York, NY 10005-2889
                                    Attention: Andrew Schroeder
                                    Facsimile: 212-429-2081

         With copy to:

                                    Attention: Michael Higgins
                                    Facsimile: 212-429-2192

         Working Capital Provider:

                                    Dresdner Bank AG,
                                    acting through its New York Branch
                                    75 Wall Street, 25th Floor
                                    New York, NY 10005-2889
                                    Attention: Andrew Schroeder
                                    Facsimile: 212-429-2081

         With copy to:

                                    Attention: Michael Higgins
                                    Facsimile: 212-429-2192

         Collateral Agent:          The Bank of New York
                                    101 Barclay Street
                                    Floor 21W
                                    New York, NY 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: 212-815-3878

         Depositary Bank:           The Bank of New York
                                    101 Barclay Street
                                    Floor 21W
                                    New York, NY 10286
                                    Attention: Corporate Trust Administration
                                    Facsimile: 212-815-3878

         SECTION 7.5           SUCCESSORS AND ASSIGNS.

         Whenever in this Agreement any party hereto is named or referred to, the successors and assigns of such party shall be deemed to be included and all covenants, promises and agreements in this Agreement by or on behalf of the respective parties hereto shall bind and inure to the benefit of the respective successors and assigns of such parties, whether so expressed or not.

         SECTION 7.6           COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

         SECTION 7.7           GOVERNING LAW.

         This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed in such state. All terms used herein which are not defined herein and are defined in the UCC shall have the meanings therein stated, unless the context otherwise requires.

         SECTION 7.8           IMPAIRMENTS OF OTHER RIGHTS.

         Subject to Section 7.13, nothing in this Agreement is intended or shall be construed to impair, diminish or otherwise adversely affect any other rights the Senior Parties may have or may obtain against the Company pursuant to the Financing Documents.

         SECTION 7.9           AMENDMENT; WAIVER.

         No amendment, modification or supplement of this Agreement shall be effective unless such amendment, modification or supplement was effected in accordance with this Agreement. Any approval of an amendment to, or any waiver of any provision of, this Agreement shall be effective only in the specific instance and for the specific purpose for which such approval or waiver is given. No delay on the part of any Senior Party in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial waiver by such Senior Party of any right, power or remedy preclude any further exercise thereof, or the exercise of any other right, power or remedy.

         SECTION 7.10          HEADINGS.

         Headings herein are for convenience only and shall not be relied upon in interpreting or enforcing this Agreement.

         SECTION 7.11          TERMINATION.

         This Agreement shall remain in full force and effect until payment in full of all the Financing Liabilities and termination of the Financing Commitments. Following the Senior Debt Termination Date, this Agreement shall continue in full force and effect among the Company, the Subordinated Debt Providers, and the Collateral Agent, and the Subordinated Debt Providers shall have all powers, duties and obligations granted hereunder to the Senior Parties or the Senior Parties as if it were a Senior Party.

         SECTION 7.12          ENTIRE AGREEMENT.

         This Agreement, including the documents referred to herein, embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings of the parties hereto relating to the subject matter herein contained.

         SECTION 7.13          LIMITATION OF LIABILITY.

         Satisfaction of the obligations of the Company under this Agreement and each other Financing Document, for the payment of the principal of or premium, if any, or interest on any Financing Liability, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be had solely from the Collateral and the assets of the Company and no recourse shall be had in the event of any non-performance by the Company of any such obligations to (i) any assets or properties of the Members (or any Person that controls any Member within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act) or (ii) any Affiliate of the Company or any incorporators, officers, directors or employees thereof, and no judgment for any deficiency upon the obligations of the Company under this Agreement or any other Financing Document, for the payment of the principal of or premium, if any, or interest on any Financing Liability, or any part thereof, or for any claim based thereon or otherwise in respect thereof or related thereto, shall be obtainable by the Senior Parties or any of them against any Member or Affiliate of the Company or any other incorporator, stockholder, officer, employee or director, past, present or future of the Company or any Affiliate of the Company; PROVIDED, HOWEVER, that nothing contained herein shall prevent the taking of any action permitted by law against the Company or any of its Affiliates, or in any way affect or impair the rights of the Trustee or Bondholders to take any action permitted by law, in either case to realize upon the Collateral and; PROVIDED, FURTHER, that nothing herein shall be deemed to affect the obligations of any Affiliate of the Company under any Transaction Document to which such Affiliate is a party.

         SECTION 7.14 REPLACEMENT AND/OR REMOVAL OF INDEPENDENT ENGINEER;
                      PAYMENT OF INDEPENDENT ENGINEER.

         The Company shall in accordance with Section 1 of the Independent Engineer Agreement, have the right to replace the then current Independent Engineer at the expiration of the then current term of the Independent Engineer Agreement and shall appoint a successor Independent Engineer from the engineers listed on Exhibit 7.14. The Collateral Agent shall, upon receipt of a written request contained in Senior Party Certificates of the Required Senior Parties, remove the Independent Engineer if at any time the Independent Engineer becomes incapable of acting or is, or is reasonably likely to be, adjudged bankrupt or insolvent or a receiver is appointed for, or any public officer shall take charge or control of, the Independent Engineer or its property or its affairs for the purpose of rehabilitation, conservation or liquidation, and shall appoint a successor Independent Engineer from those engineers then listed on
Exhibit 7.14 as directed by the Required Senior Parties. Within thirty (30) days of receipt by the Collateral Agent of a written notification from the Company to the effect that the Independent Engineer has failed to carry out its obligations in a timely manner, the Collateral Agent shall, unless directed in Senior Party Certificates of the Required Senior Parties not to do so, remove the Independent Engineer and appoint a successor Independent Engineer from those engineers then listed on Exhibit 7.14. The Company shall pay for all services performed by the Independent Engineer and its reasonable costs and expenses related thereto.

         SECTION 7.15 THIRD-PARTY ENGINEER DISPUTE RESOLUTION.

         (a) If the Company and the Independent Engineer are in dispute in respect of a notice, plan, report or certificate and they are unable to resolve the dispute within seven (7) days of the Independent Engineer expressing its disagreement with such notice, plan, report or certificate, a single independent engineer (the "THIRD-PARTY ENGINEER") shall be designated to consider and decide the issues raised by such dispute. The selection of such Third-Party Engineer shall be made from the list of engineers described below, the initial version of which is attached as Exhibit 7.14. The Company, as the case may be, shall designate the Third-Party Engineer from such list not later than the third (3rd) day following the expiration of the seven (7) day period described above and such designation shall become effective in three (3) days. Within three (3) days of the designation of a Third-Party Engineer, each of the Company and the Independent Engineer shall submit to the Third-Party Engineer a notice setting forth in detail such Person's position in respect of the issues in dispute. Such notice shall include supporting documentation, if appropriate.

         (b) The Third-Party Engineer shall complete all proceedings and issue his decision with regard to the issues in dispute as promptly as reasonably possible, but in any event within ten (10) days of the date on which he is designated as the Third-Party Engineer unless the Third-Party Engineer reasonably determines that additional time is required in order to give adequate consideration to the issues raised. In such case the Third-Party Engineer shall state in writing his reasons for believing that additional time is needed and shall specify the additional period required, which such period shall not exceed ten (10) days without the Company's agreement.

         (c) If the Third-Party Engineer determines that the position set forth in the Independent Engineer's notice is correct, it shall so state and shall state the corrective actions to be taken by the Company. In such case, the Company shall promptly take such actions. The Company shall thereafter bear all costs which may arise from actions taken pursuant to the Third-Party Engineer's decision. If the Third-Party Engineer determines that the position set forth in the Independent Engineer's notice is not correct, it shall so state and shall state the appropriate actions to be taken by the Company. In such case, the Company shall take such actions and for purposes of the Financing Documents, the Independent Engineer and the Collateral Agent shall be deemed to have approved, confirmed, concurred in or consented to the notice, plan, report or certificate in dispute. The decision of the Third-Party Engineer shall be final and non-appealable. The Company shall bear all reasonable costs incurred by the Third-Party Engineer in connection with this dispute resolution mechanism.

         (d) The Third-Party Engineer shall be chosen from the list of qualified engineers set forth in Exhibit 7.14. Such list shall be used by the Collateral Agent (upon written direction of the Required Senior Parties) to choose a successor Independent Engineer as well. At any time either the Company or the Collateral Agent (upon written direction of the Required Senior Parties) may remove a particular engineer from the list by obtaining the other Person's reasonable consent to such removal. However, neither the Company nor the Collateral Agent may remove a name or names from the list if such removal would leave the list without at least two (2) names, unless, concurrently therewith, the Company and the Collateral Agent (upon direction of the Required Senior Parties) reasonably agree to the addition of one (1) or more names to such list.

         (e) During January of each year, each of the Company and the Collateral Agent (upon direction of the Required Senior Parties) shall review the current list of Third-Party Engineers and give notice to the other of any proposed additions to the list and any intended deletions. Intended deletions shall automatically become effective forty-five (45) days after notice is received by the other Person unless written objection is made by such other Person within thirty (30) days and provided that such deletions do not leave the list without at least two (2) names. Proposed additions to the list shall automatically become effective forty-five (45) days after notice is received by the other Person unless written objection is made by such other Person within thirty (30) days. By mutual agreement between the Company and the Collateral Agent (upon direction of the Required Senior Parties), a new name or names may be added to the list of Third-Party Engineers at any time.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have caused this Collateral Agency and Collateral Agency Agreement to be duly executed by their respective officers thereunto duly authorized, as of the day and year first above written.

                                      AES RED OAK, L.L.C.


                                      By: /s/ Charles B. Falter
                                          --------------------------------------
                                          Name:  Charles B. Falter
                                          Title: Vice President


                                      THE BANK OF NEW YORK,
                                      as Trustee


                                      By: /s/ Mary Beth Lewicki
                                          --------------------------------------
                                          Name:  Mary Beth Lewicki
                                          Title: Vice President


                                      DRESDNER BANK AG, acting through its
                                      New York Branch,
                                      as DSR LOC Provider


                                      By: /s/ Andrew Schroeder
                                          --------------------------------------
                                          Name:  Andrew Schroeder
                                          Title: Vice President


                                      DRESDNER BANK AG, acting through its
                                      New York Branch,
                                      as PPA LOC Provider


                                      By: /s/ Andrew Schroeder
                                          --------------------------------------
                                          Name:  Andrew Schroeder
                                          Title: Vice President


                [COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT]

                                      DRESDNER BANK AG, acting through its
                                      New York Branch,
                                      as Working Capital Provider


                                      By: /s/ Andrew Schroeder
                                          --------------------------------------
                                          Name:  Andrew Schroeder
                                          Title: Vice President


                                      THE BANK OF NEW YORK,
                                      as Collateral Agent


                                      By: /s/ Mary Beth Lewicki
                                          --------------------------------------
                                          Name:  Mary Beth Lewicki
                                          Title: Vice President


                                      THE BANK OF NEW YORK,
                                      as Depositary Bank


                                      By: /s/ Mary Beth Lewicki
                                          --------------------------------------
                                          Name:  Mary Beth Lewicki
                                          Title: Vice President


                [COLLATERAL AGENCY AND INTERCREDITOR AGREEMENT]

                                   EXHIBIT 2.1

                           FORM OF DESIGNATION LETTER




                                     [Date]


The Bank of New York,
  as Collateral Agent
101 Barclay Street
Floor 21W
New York, NY  10286

Re:      AES Red Oak Project

Ladies and Gentlemen:

         Reference is made to the Collateral Agency and Intercreditor Agreement (the "COLLATERAL AGENCY AGREEMENT") dated as of March 1, 2000 among AES Red Oak L.L.C. (the "COMPANY"), The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent, and The Bank of New York, as Depositary Bank. Capitalized terms used herein and not defined herein shall have the meanings set forth in the Collateral Agency Agreement.

         The Company and the undersigned have agreed that the undersigned shall be [an additional Lender] [the Agent for additional Lenders] under the Collateral Agency Agreement ([each such Lender,] an "ADDITIONAL LENDER") under the [DESCRIBE NEW DEBT DOCUMENT].

         The undersigned is delivering this Designation Letter pursuant to the Collateral Agency Agreement in order to permit (i) [the undersigned] [each Additional Lender] to become a [Senior] [Subordinated] Party thereunder and (ii) the undersigned [and the Additional Lender] to become secured parties under the Collateral Agency Agreement and the other Financing Documents and to benefit from the Collateral under the other Security Documents in accordance with the terms of the Collateral Agency Agreement and the other Security Documents.

         Attached hereto is a copy of the Collateral Agency Agreement.

         The undersigned [on behalf of itself and the Additional Lenders] accedes to and agrees to be bound by all of the terms and provisions of the Collateral Agency Agreement, the Security Documents and the other Financing Documents. You are hereby instructed to deliver a copy of this Designation Letter to each Person party to the Collateral Agency Agreement.


                                   2.1 - 1

         Our address for notices is:

         [Insert information]

         Our wire transfer instructions are:

         [Insert Information]

         [INSERT IN THE CASE OF ADDITIONAL LENDERS THAT ARE TO BE SUBORDINATED DEBT PROVIDERS ONLY: Attached hereto as Annex A are the Terms of Subordination set forth in the Collateral Agency Agreement, and the undersigned [on behalf of the Additional Lenders] agrees that such Terms of Subordination shall be incorporated herein and that [it] [the Additional Lenders] shall be bound by the terms thereof.] If there is any conflict between such Terms of Subordination and the lending documents between the Company and the undersigned, such Terms of Subordination shall govern.]

         This Designation Letter may be executed in any number of counterparts, each executed counterpart constituting an original but all counterparts together constituting only one instrument.

         THIS DESIGNATION LETTER SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCLUDING (TO THE GREATEST EXTENT A NEW YORK COURT WOULD PERMIT) ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

                                      [ADDITIONAL LENDER]


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                      ACKNOWLEDGED:


                                      AES RED OAK, L.L.C.


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:



                                    2.1 - 2

                                  ACKNOWLEDGED:


                                      THE BANK OF NEW YORK,
                                      as Collateral Agent


                                      By:
                                         ------------------------------------
                                         Name:
                                         Title:


                                    2.1 - 3

                                   EXHIBIT 2.2

                             TERMS OF SUBORDINATION


         Reference is made herein to a certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as amended and in effect from time to time, the "COLLATERAL AGENCY AGREEMENT"), entered into among The Bank of New York, as Collateral Agent (in such capacity, together with its successors and permitted assigns in such capacity, the "COLLATERAL AGENT"), The Bank of New York, (in such capacity, together with its successors and permitted assigns in such capacity, the "DEPOSITARY BANK "), The Bank of New York, as Trustee under the Indenture named therein, on its own behalf and on behalf of the Bondholders described therein (in such capacity, together with its successors and permitted assigns in such capacity, the "TRUSTEE"), the other Senior Parties identified therein, the Subordinated Debt Providers referred to therein, and AES Red Oak, L.L.C. (the "COMPANY"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Collateral Agency Agreement, the terms of which are incorporated herein.

         (i) SUBORDINATION OF SUBORDINATED OBLIGATIONS. The Company, for itself and its successors and assigns, covenants and agrees, and each Subordinated Debt Provider that has entered into these Terms of Subordination set forth in this annex or appendix (the "TERMS OF SUBORDINATION"), who then through the incorporation of these terms into an executed agreement or otherwise, on its own behalf and on behalf of each subsequent holder of the Subordinated Obligations (defined below), likewise covenants and agrees, that, to the extent and in the manner set forth in these Terms of Subordination, the Subordinated Debt, whether of principal of and interest and premium (including any Make-Whole Premium) or prepayment or liquidation penalty (if any) on the Subordinated Debt and fees and expenses incurred in enforcement of the same (collectively, the "SUBORDINATED OBLIGATIONS"), are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash of all obligations in respect of Senior Debt, whether of principal, interest or premium (including any Make-Whole Premium), if any, and fees and expenses incurred in the enforcement of the same and the fees, expenses and indemnities to be paid to the Collateral Agent and the Depositary Bank pursuant to the Collateral Agency Agreement (collectively, the "SENIOR OBLIGATIONS"); PROVIDED, HOWEVER, that nothing in these Terms of Subordination shall be deemed to prohibit any Subordinated Debt Provider from receiving payments in accordance with the terms of the Collateral Agency Agreement, including but not limited to Section 3.10 and Article IV thereof.

         (ii) PAYMENT OF PROCEEDS UPON DISSOLUTION. In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:


                                    2.2 - 1

                  (A) the Senior Parties shall be entitled to receive payment in full in cash of all amounts due or to become due on or in respect of all Senior Obligations, or provision shall be made for such payment, before any Subordinated Debt Provider shall be entitled to receive any payment of the Subordinated Obligations;

                  (B) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which any Subordinated Party would be entitled but for the provisions of these Terms of Subordination, including any such payment or distribution that may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Subordinated Obligations, shall be paid by the liquidating trustee or agent or other Person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, to the Collateral Agent for distribution in accordance with the terms of the Collateral Agency Agreement.

                  (C) if, notwithstanding the foregoing provisions of this clause (ii) of these Terms of Subordination, any Subordinated Debt Provider shall have received, before all Senior Obligations are paid in full in cash or payment thereof provided for, any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution arising out of the exercise by any Subordinated Debt Provider of a right of set-off or counterclaim and any such payment or distribution received by reason of any other indebtedness of the Company being subordinated to the Subordinated Obligations, then, and in such event, such payment or distribution shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Collateral Agent for distribution in accordance with the terms of the Collateral Agency Agreement; and

                  (D) if any Subordinated Debt Provider shall have failed to file claims or proofs of claim with respect to the Subordinated Obligations earlier than [15] days prior to the deadline for any such filing, the Subordinated Debt Provider shall execute and deliver to the Senior Parties such powers of attorney, assignments or other instruments as the Required Senior Parties may reasonably request to file such claims or proofs of claim.

         The consolidation of the Company with, or the merger of the Company into, another entity or the liquidation or dissolution of the Company following the conveyance or transfer of its properties and assets substantially as an entirety to another entity upon the terms and conditions set forth in the Indenture or the correlative provisions of any other Financing Document shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for purposes of these Terms of Subordination if the entity formed by such consolidation or into which the Company is merged or the entity that acquires by conveyance or transfer such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in the Indenture or such correlative provisions of any other Financing Document.


                                    2.2 - 2

         (iii) NO PAYMENT. Each Subordinated Debt Provider hereby agrees that, unless and until the Senior Obligations shall have been paid in full in cash,
(i) no payment on account of the Subordinated Obligations or any judgment with respect thereto (and no payment on account of the purchase or redemption or other acquisition of the Subordinated Obligations) shall be made by the Company or by the Collateral Agent or the Depositary Bank on behalf of the Company and
(ii) no Subordinated Debt Provider shall (A) ask, demand, sue for, take or receive from the Company, by set-off or in any other manner, or (B) seek any other remedy allowed at law or in equity against the Company for breach of the Company's obligations under the instruments representing such Subordinated Obligations, PROVIDED that nothing herein shall be deemed to prohibit payment of any of the Subordinated Obligations on any day that, under the terms thereof, is a scheduled payment date to the extent expressly permitted by Section 3.10 of the Collateral Agency Agreement and the correlative provisions of any other Financing Document and solely to the extent of available funds.

         In the event that, notwithstanding the foregoing provisions of this clause (iii) of these Terms of Subordination, any Subordinated Debt Provider shall have received any payment prohibited by the foregoing provisions of this clause (iii) including, without limitation, any such payment arising out of the exercise by any Subordinated Debt Provider of a right of set-off or counterclaim and any such payment received by reason of other indebtedness of the Company being subordinated to the Subordinated Obligations, then, and in any such event, such payment shall be held in trust for the benefit of, and shall be immediately paid over or delivered to, the Collateral Agent for application in accordance with the Collateral Agency Agreement.

         The provisions of this clause (iii) of these Terms of Subordination shall not alter the rights of the Senior Parties under the provisions of clause
(ii) of these Terms of Subordination.

         (iv) SUBROGATION. Subject to the payment in full in cash of all Senior Obligations, the Subordinated Debt Providers shall be subrogated (equally and ratably with the holders of all indebtedness of the Company that by its express terms is subordinated to Senior Obligations of the Company to the same extent as the Subordinated Obligations are subordinated and that is entitled to like rights of subrogation) to the rights of the Senior Parties to receive payments and distributions of cash, property and securities applicable to the Senior Obligations until the Subordinated Obligations shall be paid in full in cash. For purposes of such subrogation, no payments or distributions to the Senior Parties of any such, property or securities to which any Subordinated Debt Provider would be entitled except for the provisions of these Terms of Subordination, and no payments over pursuant to the provisions of these Terms of Subordination to the Senior Parties by any Subordinated Debt Providers, shall be deemed to be a payment or distribution by the Company to or on account of the Senior Obligations.

         (v) PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS. The provisions of these Terms of Subordination are and are intended solely for the purpose of defining the relative rights of the Subordinated Debt Providers on the one hand and the Senior Parties and the Collateral Agent on the other hand. Nothing contained in these Terms of Subordination or elsewhere in any of the Financing Documents relating to the Subordinated Obligations is intended to or shall:


                                    2.2 - 3

                  (A) affect, as among the Company, its creditors other than the Senior Parties and the Subordinated Debt Providers, the obligation of the Company to pay to the Subordinated Debt Providers, the Subordinated Obligations as and when the same shall become due and payable in accordance with their terms;

                  (B) affect the relative rights against the Company of the Subordinated Debt Providers and creditors of the Company other than the Senior Parties;

                  (C) vitiate the occurrence of an "Event of Default" under the Indenture or the correlative provisions of any other Financing Document to the extent that any failure to make a payment of principal of, or interest on, any Subordinated Obligations by reason of the conditions specified in clause (ii) or (iii) of these Terms of Subordination would otherwise constitute such an Event of Default; or

                  (D) prevent any Subordinated Debt Provider from exercising all remedies otherwise permitted by Applicable Law upon default under any of the Financing Documents relating to the Subordinated Obligations, subject to the rights, if any, under these Terms of Subordination of the Senior Parties, (i) in the event of any proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in clause (ii) of these Terms of Subordination, to receive, pursuant to and in accordance with such clause (ii), cash, property and securities otherwise payable or deliverable to the Subordinated Debt Providers, or (ii) under the conditions specified in clause (iii) of these Terms of Subordination, to prevent any payment or action prohibited by such clause (iii).

         (vi) NO WAIVER OF SUBORDINATION PROVISIONS. No right of any present or future Senior Party or the Collateral Agent to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by such Senior Party, or by any non-compliance by the Company with the terms, provisions and covenants of these Terms of Subordination, regardless of any knowledge thereof such Senior Party may have or be otherwise charged with.

         Without in any way limiting the generality of the foregoing paragraph, the occurrence of any one or more of the following (without the consent of or notice to any Subordinated Debt Provider), shall not cause any Senior Party to incur any responsibility to any Subordinated Debt Provider or the obligations hereunder of any Subordinated Debt Provider to the Senior Parties:

                  (A) at any time or from time to time, the time for any performance of or compliance with any Subordinated Obligation or any Senior Obligation shall be extended, or such performance or compliance shall be waived;

                  (B) any of the acts mentioned in any of the provisions of any of the Collateral Agency Agreement, the Indenture, any other Transaction Document, any other Financing Document or any other agreement or instrument referred to herein or therein shall be done or omitted;



                                    2.2 - 4

                  (C) the maturity of any Subordinated Obligation or Senior Obligation shall be accelerated, or any Subordinated Obligation or any Senior Obligation shall be modified, supplemented or amended in any respect, or any right under any of the Collateral Agency Agreement, the Indenture, any other Transaction Document, any other Financing Document or any other agreement or instrument referred to herein or therein shall be waived or any other guarantee of any Subordinated Obligation or any Senior Obligation or any security therefor shall be released or exchanged in whole or in part or otherwise dealt with; or

                  (D) any lien or security interest granted to, or in favor of, the Collateral Agent, the Depositary Bank or any Senior Party as security for any Subordinated Obligation or any Senior Obligation shall fail to be perfected.

         (vii) NOTICE TO SUBORDINATED DEBT PROVIDERS. The Company shall give prompt written notice to each Subordinated Debt Provider of any fact known to the Company that would prohibit the making of any payment to it in respect of the Subordinated Obligations. Notwithstanding the provisions of these Terms of Subordination, no Subordinated Debt Provider shall be charged with knowledge of the existence of any facts that would prohibit the making of any payment to it in respect of the Subordinated Obligations, unless and until such Subordinated Debt Provider shall have received written notice thereof from the Company or a Senior Party or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, each Subordinated Debt Provider shall be entitled in all respects to assume that no such facts exist.

         Each Subordinated Debt Provider shall be entitled to rely on the delivery to it of a written notice by a Person representing itself to be a Senior Party (or a trustee, fiduciary or agent therefor) or the Collateral Agent to establish that such notice has been given by a Senior Party (or a trustee, fiduciary or agent therefor).

         (viii) RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATION AGENT. Upon any payment or distribution of assets of the Company referred to in these Terms of Subordination, the Subordinated Debt Providers shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Subordinated Debt Providers, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the Senior Parties and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to these Terms of Subordination.

         (ix) SPECIFIC PERFORMANCE. Each of the Senior Parties may demand specific performance of these terms of subordination, whether or not the Company shall have complied with any of the provisions hereof applicable to them at any time when the Subordinated Debt Provider shall have failed to comply with any of such provisions applicable to it. The



                                    2.2 - 5

Subordinated Debt Providers hereby irrevocably waive any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

         (x) PARTICIPATION OF SUBORDINATED DEBT PROVIDERS. So long as any of the Senior Obligations shall remain unpaid or otherwise unsatisfied, no Subordinated Debt Provider shall commence or join with any creditor other than the Collateral Agent in commencing any proceeding referred to above for the payment of any amounts which otherwise would be payable or deliverable upon or with respect to the Subordinated Obligations.

         (xi) SURVIVAL. The obligations of the Company under these Terms of Subordination shall survive the repayment of the Subordinated Obligations.

         (xii) HEADINGS. The section headings appearing herein are included solely for convenience of reference and are not intended to affect the interpretation of any provision of these Terms of Subordination.



                                    2.2 - 6

                                   EXHIBIT 2.3

                        FORM OF SENIOR PARTY CERTIFICATE

The Bank of New York                                   AES Red Oak Project
as Collateral Agent                                    Senior Party Certificate
                                                       [Date]

         Reference is made to that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"), among AES Red Oak, L.LC., (together with its successors and assigns, the "COMPANY"), The Bank of New York, as trustee and depositary bank (together with its successors in such capacity, the "COLLATERAL AGENT") and Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Indenture.

         The undersigned, [INSERT NAME OF SENIOR PARTY], is a Senior Party under the Collateral Agency Agreement and hereby certifies the following:

         (a) a Trigger Event has occurred and is continuing [insert description of Trigger Event];

         (b) the aggregate principal amount of Senior Debt owed to the Senior Party by the Company is $[INSERT AMOUNT];

         (c) the aggregate amount of all undrawn financing commitments from the Senior Party to the Company is $[INSERT AMOUNT](1).

         The undersigned hereby directs the Collateral Agent to, in accordance with the terms of the Security Documents, take the following actions:

         [INSERT DESCRIPTION OF THE ACTION TO BE TAKEN BY THE COLLATERAL AGENT]

                                       [NAME OF SENIOR PARTY]


                                       By:
                                          -------------------------------
                                          Name:
                                          Title:

-------------------
(1) Include the principal amount of any undrawn letter of credit here.



                                    2.3 - 1

                                 EXHIBIT 3.6(a)

                                FORM OF GUARANTY


         GUARANTY (this "GUARANTY"), made and delivered as of ___________, ____ by THE AES CORPORATION, a Delaware corporation (the "GUARANTOR").

                                    RECITALS


         A. AES Red Oak, L.L.C. (the "COMPANY"), a Delaware limited liability company and an indirect subsidiary of Guarantor (the "GUARANTEED PARTY"), certain parties providing financing to the Company (the "FINANCING PARTIES") and The Bank of New York, as Collateral Agent on behalf of the Financing Parties, have entered into a Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as the same may be amended, supplemented or otherwise modified from time to time (the "COLLATERAL AGENCY AGREEMENT").

         B. Section 3.6 of the Collateral Agency Agreement provides that the Company may from time to time under certain circumstances and upon certain conditions, one of which is the provision of this Guaranty to the Guaranteed Party, withdraw monies on deposit in, or credited to, any of the Available Accounts.

         C. The Guarantor is entering into this Guaranty in order to support the repayment obligations of the Company under Section 3.6 of the Collateral Agency Agreement for the Advance made on [INSERT DATE] in the amount of $[INSERT AMOUNT] (the "GUARANTEED OBLIGATIONS").

                                    AGREEMENT

         In consideration of the foregoing and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees for the benefit of the Guaranteed Party as follows:

         SECTION 1. DEFINITIONS. Unless otherwise defined herein, all terms used herein which are defined in the Collateral Agency Agreement shall have their respective meanings as therein defined.

         SECTION 2. GUARANTY. The Guarantor hereby unconditionally and irrevocably guarantees, as the primary obligor and not merely as surety, to and for the benefit of the Guaranteed Party, punctual and full payment by the Company of the Guaranteed Obligations as and when the same shall become due and payable in accordance with the terms of the Collateral Agency Agreement. The guaranty contained herein is an absolute, unconditional, present and continuing guaranty of payment, and not of collection, is in no way conditioned or contingent upon any attempt to collect from or enforce payment by the Company or upon any other event, contingency or circumstance whatsoever, and shall be binding upon and against the Guarantor without regard to the validity or enforceability of the Collateral Agency Agreement. If, for any reason whatsoever, the Company shall fail or be unable duly, punctually and fully to pay any


                                    3.6(a) - 1

Guaranteed Obligation as and when the same shall become due and payable, the Guarantor shall forthwith pay or cause to be paid such Guaranteed Obligation to the Guaranteed Party. Such amount will not be paid out of funds or other assets of the Company.

         SECTION 3. OBLIGATIONS ABSOLUTE AND UNCONDITIONAL, CONTINUING, ETC. The Guarantor agrees that the obligations of the Guarantor set forth in this Guaranty shall be direct obligations of the Guarantor, and such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by the Guarantor with its obligations hereunder) based upon any claim the Guarantor or any other Person may have against the Guaranteed Party, the Company or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected or impaired by, any circumstance or condition whatsoever (other than full and strict compliance by the Guarantor with its obligations hereunder), whether or not the Guarantor shall have any knowledge or notice thereof, including, without limitation: (i) any amendment or modification of or supplement to or other change in the Collateral Agency Agreement or any other Financing Document; (ii) any failure, omission or delay on the part of the Company or the Guaranteed Party to conform or comply with any term of the Collateral Agency Agreement; (iii) any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of the Collateral Agency Agreement or any other Financing Document or any obligation or liability of the Company or the Guaranteed Party, or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument or agreement or any such obligation or liability; (iv) any bankruptcy, insolvency, reorganization, arrangement, readjustment, liquidation or similar proceeding with respect to the Company or the Guaranteed Party or any of their respective properties, or any action taken by any Guaranteed Party or receiver or by any court in any such proceeding; (v) any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of the Collateral Agency Agreement or any other Financing Document or any term or provision thereof; (vi) any merger or consolidation of the Company or the Guarantor into or with any other corporation or any sale, lease or transfer of all or any of the assets of the Company or the Guarantor to any other Person; (vii) any change in the ownership of the Company; (viii) to the extent as may be waived under Applicable Law, the benefit of all principles or provisions of law, statutory or otherwise, which may be in conflict with the terms hereof; (ix) the occurrence of any condition affecting (adversely or otherwise) the value of the Guarantor's or the Company's property; or (x) to the extent permitted under Applicable Law, any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse under this Guaranty against the Guarantor. The obligations of the Guarantor set forth herein constitute the full recourse obligations of the Guarantor enforceable against it to the full extent of all its assets and properties. Without limiting the generality of the foregoing, the Guarantor agrees that (a) repeated and successive demands may be made and recoveries may be had hereunder as and when, from time to time, the Company shall default under or fail to comply with the terms of Section 3.6 of the Collateral Agency Agreement and that notwithstanding the recovery hereunder for or in respect of any given default or failure to so comply by the Company under the Collateral Agency Agreement, this Guaranty shall remain in force and effect and shall apply to each and



                                    3.6(a) - 2
every subsequent default, and (b) if any Guaranteed Obligation is paid by the Company, and thereafter all or any part of such payment is recovered from the Guaranteed Party upon the insolvency, bankruptcy or reorganization of the Company, the liability of the Guarantor hereunder with respect to such Guaranteed Obligation so paid and recovered shall, notwithstanding any prior release or termination hereof, continue and remain in full force and effect, or shall be reinstated, as the case may be, as if, to the extent of such recovery, such payment had not been made. If (x) an event permitting the exercise of remedies under the Collateral Agency Agreement shall at any time have occurred and be continuing and (y) such exercise, or any consequences thereof provided in the Collateral Agency Agreement shall at any time be prevented by reason of the pendency against the Company of a case or proceeding under any bankruptcy or insolvency law, the Guarantor agrees that, solely for purposes of this Guaranty and its obligations hereunder, the Collateral Agency Agreement shall be deemed to have been declared in default and all amounts thereunder shall be deemed to be due and payable, with all the attendant consequences as provided in the Collateral Agency Agreement as if declaration of default and the consequence thereof had been accomplished in accordance with the terms thereof, and the Guarantor shall forthwith pay any amounts guaranteed hereunder.

         SECTION 4. WAIVER OF DEMANDS, NOTICES, ETC. The Guarantor hereby unconditionally waives, to the extent permitted by Applicable Law, (i) notice of any of the matters referred to in the first sentence of Section 3 hereof; (ii) all notices which may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve any rights against the Guarantor hereunder, including, without limitation, any demand, proof or notice of non-payment of any Guaranteed Obligation; (iii) any right to the enforcement, assertion or exercise of any right, remedy, power or privilege under or in respect of the Collateral Agency Agreement; (iv) notice of acceptance of this Guaranty, demand, protest, presentment, notice of default and any requirement of diligence; (v) any requirement to exhaust any remedies or to mitigate any damages resulting from default by the Company under the Collateral Agency Agreement; (vi) the benefit of any and all Applicable Laws which are or might be in conflict with the terms of this Guaranty; and (vii) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or which might otherwise limit recourse under this Guaranty against the Guarantor.

         SECTION 5. SUBROGATION. The Guarantor shall be subrogated to all rights of the Guaranteed Party in respect of any amounts paid by the Guarantor pursuant to the provisions of this Guaranty; PROVIDED, HOWEVER, that the Guarantor shall be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation only after all of the Guaranteed Obligations and any other payment obligations under the Financing Documents have been paid in full. Without prejudice to the rights set forth in the preceding sentence, the Guarantor acknowledges and agrees that no proper payment by the Guarantor under this Guaranty shall give rise to (i) any claim by the Guarantor against the Guaranteed Party or (ii) any indebtedness of the Guaranteed Party.

         SECTION 6. CERTAIN RIGHTS AND POWERS OF GUARANTEED PARTY. The Guaranteed Party shall have all of the rights and remedies available under Applicable Law and may proceed by appropriate court action to enforce the terms hereof and to recover damages for the breach


                                    3.6(a) - 3
hereof. Each and every remedy of the Guaranteed Party shall, to the extent permitted by law, be cumulative and shall be in addition to any other remedy now or hereafter existing at law or in equity. At the option of the Guaranteed Party and upon notice to the Guarantor, the Guarantor may be joined in any action or proceeding commenced by such Guaranteed Party against the Company in respect of any Guaranteed Obligation, and recovery may be had against the Guarantor in such action or proceeding or in any independent action or proceeding against the Guarantor, without any requirement that such Guaranteed Party first assert, prosecute or exhaust any remedy or claim against the Company.

         SECTION 7. REPRESENTATIONS, WARRANTIES. The Guarantor represents and warrants to the Guaranteed Party, on and as of the date hereof:

         (a) The Guarantor is duly organized and validly existing in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to enter into and perform its obligations under this Guaranty;

         (b) No governmental action is required to be taken, given or obtained, as the case may be, by or from any Governmental Authority, and no filing, recording, publication or registration in any public office or any other place is necessary to authorize the execution, delivery and performance by the Guarantor of this Guaranty or for the legality, validity, binding effect or enforceability hereof;

         (c) The execution and delivery of this Guaranty by the Guarantor and the performance of its obligations hereunder will not contravene any Applicable Law, or any judgment or order applicable to or binding on it, or contravene or result in any breach of, or constitute any default under its certificate of incorporation or its bylaws or any mortgage, contract, agreement or instrument to which the Guarantor is a party or by which any of its properties may be bound;

         (d) The execution, delivery and performance of this Guaranty by the Guarantor have been duly authorized by all necessary corporate action; this Guaranty has been duly executed and delivered by the Guarantor and constitutes the legal, valid and binding obligation of the Guarantor enforceable against the Guarantor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent conveyance, liquidation or similar laws affecting creditors' rights generally and by general principles of equity; and

         (e) There is no action, suit or proceeding pending or, to the knowledge of the Guarantor, threatened against the Guarantor before or by any Governmental Authority that questions the validity or enforceability of this Guaranty or if adversely determined would materially impair the ability (financial or otherwise) of the Guarantor to perform its obligations hereunder.

         SECTION 8. CORPORATE EXISTENCE, ETC. The Guarantor agrees that, so long as this Guaranty is in effect, the Guarantor shall (i) preserve and maintain its corporate existence; (ii) preserve and maintain all of its material rights, privileges and franchises, except where the failure to preserve and maintain any such right, privilege or franchise would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty; and


                                    3.6(a) - 4

(iii) comply with all the requirements of all Applicable Laws, rules, regulations and orders of governmental or regulatory authorities except where the failure to comply with any such requirement would not materially and adversely affect the ability of the Guarantor to perform its obligations under this Guaranty.

         SECTION 9. PAYMENTS. The Guarantor shall make all payments of amounts owing pursuant to this Guaranty in immediately available funds to the Guaranteed Party by wire or electronic transfer to [ ] at ABA No. [ ], for credit to [ ],
Attention: [ ], or to such other account as the Guaranteed Party may specify from time to time by notice to the Guarantor, by not later than noon (New York City time) on the due date for such payment. Any such payment shall, to the extent so made, discharge the obligations of the Guarantor hereunder.

         SECTION 10. TERMINATION. This Guaranty and all obligations of the Guarantor hereunder shall terminate upon the repayment of the Advance to which this Guaranty relates.

         SECTION 11. NOTICES. All notices and other communications required or permitted under the terms and provisions hereof shall be given to the Guarantor in writing, addressed to the Guarantor at 1001 North 19th Street, Arlington, VA 22209, Attention: General Counsel, Facsimile: 703-528-4510, or at such other address or addresses as the Guarantor may provide from time to time in writing to the Guaranteed Party.

         SECTION 12. AMENDMENTS, WAIVER, ASSIGNMENT, ETC. Neither this Guaranty nor any of the terms hereof may be terminated, amended, supplemented, waived or modified orally but only by an instrument in writing signed by the Guarantor and the Guaranteed Party. The obligations of the Guarantor under this Guaranty may not be assigned or otherwise transferred without the prior written consent of the Guaranteed Party.

         SECTION 13. SECTION HEADINGS, ETC. The headings of the various sections of this Guaranty are for the convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

         SECTION 14. SEVERABILITY OF PROVISIONS. Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

         SECTION 15. SUCCESSORS AND ASSIGNS. This Guaranty shall be binding upon the Guarantor and its successors and assigns and shall inure to the benefit of the Guaranteed Party and its successors and assigns as Collateral Agent under the Collateral Agency Agreement. This Guaranty shall not be deemed to create any right in any Person other than the Guaranteed Party and its successors and assigns and shall not be construed in any respect to be a contract in whole or in part for the benefit of any Person other than the Guaranteed Party and its successors and assigns.


                                   3.6(a) - 5

         SECTION 16. GOVERNING LAW. THIS GUARANTY SHALL IN ALL RESPECTS BE GOVERNED, INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY CONFLICTS OF LAWS PROVISIONS OF SUCH LAWS.

         SECTION 17. SUBMISSION OF JURISDICTION; VENUE; WAIVER OF JURY TRIAL.

         (a) ANY LEGAL ACTION OR PROCEEDING AGAINST THE GUARANTOR WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, THE GUARANTOR HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS. THE GUARANTOR HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS CT CORPORATION SYSTEM, WITH OFFICES ON THE DATE HEREOF AT 1633 BROADWAY, NEW YORK, NY 10019, AS ITS DESIGNEE, APPOINTEE AND AGENT WITH RESPECT TO ANY ACTION OR PROCEEDING IN NEW YORK TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING AND AGREES THAT THE FAILURE OF SUCH AGENT TO GIVE ANY ADVICE OF ANY SUCH SERVICE OF PROCESS TO THE COMPANY SHALL NOT IMPAIR OR AFFECT THE VALIDITY OF SUCH SERVICE OR OF ANY CLAIM BASED THEREON. IF FOR ANY REASON SUCH DESIGNEE, APPOINTEE AND AGENT SHALL CEASE TO BE AVAILABLE TO ACT AS SUCH, THE GUARANTOR AGREES TO DESIGNATE A NEW DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE AGENT. THE GUARANTOR FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH IN SECTION 11, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING.

         (b) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS GUARANTY BROUGHT IN THE COURTS REFERRED TO IN SECTION 17(a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.


                                   3.6(a) - 6

         (c) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO ANY OF THIS GUARANTY.

         SECTION 18. ENTIRE AGREEMENT. This Guaranty constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Guarantor and the Guaranteed Party with respect to the subject matter hereof.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                  3.6(a) - 7

         IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by its officer thereunder duly authorized on the date first above written.

                                          THE AES CORPORATION


                                          By:
                                             -----------------------------
                                             Name:
                                             Title:

                               [Form of AES Guaranty]

                                 EXHIBIT 3.6(b)

                            FORM OF LETTER OF CREDIT


                             [INSERT DATE OF ISSUE]


Beneficiary:      The Bank of New York,
                  as Collateral Agent
                  101 Barclay Street
                  Floor 21W
                  New York, NY  10286

                  --------------------------
                  Attention:        Corporate Trust Administration

Subject:          Irrevocable Standby Letter of Credit No. [L/C______]

Gentlemen:

We hereby issue in your favor our Irrevocable Letter of Credit No. __________ (this "LETTER OF CREDIT") for the account of [INSERT NAME OF AFFILIATE OF RED OAK], an affiliate of AES Red Oak, L.L.C. (the "COMPANY") for an amount (the "STATED AMOUNT") on any date equal to the difference between (x) $[INSERT AMOUNT TO BE WITHDRAWN FROM ACCOUNTS] (the "MAXIMUM STATED AMOUNT") and (y) the total amount of prior draws received and honored by us pursuant to this Letter of Credit. This Letter of Credit relates to the Advance made pursuant to and as defined in the Collateral Agency Agreement referred to below of [INSERT DATE] in the amount of $[INSERT AMOUNT].

We understand that this Letter of Credit is being issued to you in connection with that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as the same may be amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"), among the Company, certain parties providing financing to the Company named therein (the "FINANCING PARTIES") and The Bank of New York, as Collateral Agent on behalf of the Financing Parties (the "COLLATERAL AGENT").

Prior to the Termination Date (as hereinafter defined) of this Letter of Credit, you may draw from time to time an amount not exceeding the Stated Amount, on the conditions set forth herein against presentation of this Letter of Credit in the manner provided herein and your sight draft on us (marked "DRAWN UNDER LETTER OF CREDIT NO. L/C ") accompanied by a signed Drawing Certificate in the form attached hereto as Annex A appropriately completed (such sight draft and Drawing Certificate being referred to hereinafter collectively as the "DOCUMENTS").

Presentation of this Letter of Credit and such draft and certificate shall be made at our office, __________________________________________________ (fax no.
__________) Attn: Letter of Credit Department, either by physical delivery of such documents or by facsimile transmission of such documents to the office stated above. Upon such presentation, the payment


                                   3.6(b) - 1
of a drawing shall be made in accordance with the terms herein. Such documents shall be sent to our office by overnight courier for receipt by us within one Business Day of the date of such facsimile transmission. Our only obligation with regard to a drawing under this Letter of Credit shall be to examine the Documents and to pay in accordance therewith, and we shall not be obligated to make any inquiry in connection with the presentation of the Documents.

If this Letter of Credit and the requisite Documents are presented to us at or prior to 12:00 noon (New York time) on a Business Day (as hereinafter defined), and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds on or prior to 3:00 p.m. (New York time) on such day. If a drawing is made hereunder after 12:00 noon (New York time) on a Business Day, and provided that such Documents conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds, not later than 12:00 noon (New York time), on the following Business Day. If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the Documents were not in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will hold the Documents at your disposal or return the same to you. Upon being notified that the Documents were not in conformity with this Letter of Credit, you may attempt to correct any such nonconforming Documents if and to the extent that you are entitled and able to do so.

This Letter of Credit is effective immediately and, unless terminated earlier in accordance with the provisions hereof, expires at the close of business at our office in _______________ three hundred sixty four (364) days from today's date (the "STATED EXPIRATION DATE") but such Stated Expiration Date shall be automatically extended for a period of three hundred sixty four (364) days effective upon the Stated Expiration Date and each annual anniversary of the Stated Expiration Date (each such annual anniversary date being referred to herein as the "NEW STATED EXPIRATION DATE") unless, thirty days prior to the Stated Expiration Date or any such New Stated Expiration Date, we notify you, by registered mail or courier service at the above address, that this Letter of Credit shall not be extended beyond the Stated Expiration Date or the New Stated Expiration Date, as the case may be; provided that this Letter of Credit shall not be extended for more than three (3) such additional periods. If you are so notified that this Letter of Credit will not be extended, you may on or within fifteen (15) Business Days before the Stated Expiration Date or the New Stated Expiration Date, as the case may be, draw the full Stated Amount then available hereunder. Any drawing under this Letter of Credit will be paid with our own funds and not out of funds or other assets of the Company.

Only you may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit. Upon the payment of a drawing, we shall be fully discharged of our obligation under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of any amount in excess of the Stated Amount, as the case may be, after giving effect to such drawing.


                                   3.6(b) - 2

Upon payment of any drawing hereunder, if any amount remains to be drawn hereunder, the new Stated Amount shall be evidenced by an endorsement on the reverse of the original Letter of Credit and we shall promptly return such endorsed Letter of Credit by overnight courier to you at the address specified herein, provided that we receive the original Letter of Credit for such endorsement.

Upon the earliest of (i) the close of business at our office in ______________ on the New Stated Expiration Date or, if there is none, the Stated Expiration Date, (ii) the date we have paid the Maximum Stated Amount under all drawings made hereunder or (iii) the date of our receipt of a certificate in the form of Annex B purportedly signed by an Authorized Officer (a "CERTIFICATE AS TO DEFEASANCE"), (which earliest date of (i), (ii) or (iii) is referred to herein as the "TERMINATION DATE") this Letter of Credit shall automatically terminate and expire and the original of this Letter of Credit shall be immediately delivered to us for cancellation.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at ______________________________________, specifically referring therein to this Letter of Credit by number.

As used herein (a) "AUTHORIZED OFFICER" shall mean any of your Vice Presidents and (b) "BUSINESS DAY" shall mean any day on which commercial banks in New York, New York are open for the purpose of conducting commercial banking business.

This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instrument or agreement except for such certificates.

This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce Publication No. 500. To the extent that the provisions of this Letter of Credit are not covered by such Uniform Customs and Practice, this Letter of Credit shall be governed by, and enforced and construed in accordance with, the laws of the State of New York.

                                          Very truly yours,


                            [--------------------- ---------------------
                                 Vice President        Vice President]


                                   3.6(b) - 3

                                     ANNEX A


                          (Form of Drawing Certificate)


                                                            Date:


TO:      [Letter of Credit Provider] ("ISSUING BANK")


         Attn:  Letter of Credit Department

RE:      Irrevocable Letter of Credit No. ____________ (the "LETTER OF CREDIT")

The undersigned, duly authorized officers of The Bank of New York, in its capacity as Collateral Agent hereby, certifies to Issuing Bank with reference to the Letter of Credit that:

(1)

       _____ No Certificate as to Defeasance (as defined in the Letter of Credit) has been delivered and the Company has become obligated to make or cause to be made a payment in respect of the Advance to which the Letter of Credit relates pursuant to
                  Section 3.6 of the Collateral Agency Agreement referred to in the Letter of Credit in the amount of $[INSERT AMOUNT OF PAYMENT DUE], which amount does not exceed $___________, such amount being the current Stated Amount under the Letter of Credit; and

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and the Letter of Credit will expire within fifteen (15) Business Days and the Company has not furnished Acceptable Credit Support (as defined in the Collateral Agency Agreement) in substitution for the Letter of Credit and as a consequence thereof the entire Stated Amount of $___________ is due and payable; and

[or (1)]

       _____ No Certificate as to Defeasance has been delivered and the Acceptable Credit Provider has ceased to have a long-term unsecured debt rating of at least "A" by S&P or "A2" by Moody's and the Company has not furnished an Acceptable Credit Support from a replacement Acceptable Credit Provider.


                                   3.6(b) - 4

 (2) The amount of the sight draft accompanying this certificate equals the amount due and payable as set forth above and does not exceed the Stated Amount (as defined in the Letter of Credit).

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent


                                        By:
                                            ----------------------------
                                            Name:
                                            Title:



                                        By:
                                            ----------------------------
                                            Name:
                                            Title:


                                   3.6(b) - 5

                                     ANNEX B


                     (Form of Certificate as to Defeasance)


                                                            Date:


TO:      [Letter of Credit Provider] ("ISSUING BANK")

                  Attn:  Letter of Credit Department
RE:      Irrevocable Letter of Credit No. ____________ (the "LETTER OF CREDIT")

The undersigned, duly authorized officers of The Bank of New York, in its capacity as Collateral Agent (the "COLLATERAL AGENT") hereby certifies to Issuing Bank with reference to the Letter of Credit that:

       _____ the amount of the Advance (as defined in the Collateral Agency Agreement referred to in the Letter of Credit) to which the Letter of Credit relates has been repaid as a result of drawings on the Letter of Credit or payments by others; or

       _____ Acceptable Credit Support (as defined in the Collateral Agency Agreement referred to in the Letter of Credit) in replacement for the Letter of Credit has been provided to the Collateral Agent by or on behalf of the Company;

and as a result of the foregoing, the Letter of Credit may be terminated.

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent


                                        By:
                                            ----------------------------
                                            Name:
                                            Title:



                                        By:
                                            ----------------------------
                                            Name:
                                            Title:


                                   3.6(b) - 6

                                   EXHIBIT 3.8

                               FORM OF REQUISITION


                                                          Requisition No.______
                                                          Date:________________


The Bank of New York,
as Collateral Agent
[address]

         Reference is hereby made to the Collateral Agency and Intercreditor Agreement, dated as of [_________, 2000], among AES Red Oak, L.L.C. (the "COMPANY"), The Bank of New York, as Collateral Agent, Trustee and Depositary Bank, and Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider (as the same may be amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"). Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Collateral Agency Agreement.

         The Company hereby requests, pursuant to Section 3.8 of the Collateral Agency Agreement, that the Collateral Agent make a disbursement from the Construction Account in the aggregate amount of $_________ (the "COMPANY REQUESTED DISBURSEMENT").

         The total funding to date from the Construction Account is equal to $__________.

         The date that the Company Requested Disbursement is to be made is
________.

         Proceeds of the Company Requested Disbursement shall be used as follows:


              Cash to be Paid to Contractor                                           $______________
              Cash to be Paid to the Senior Parties                                   $______________
              Cash to be Paid to Trustee for deposit in the Construction
              Interest Account                                                        $______________
              Cash for Other Project Costs                                            $______________
              Total Funds in This Requisition                                         $______________
              Total Equity Funding to Date                                            $______________
              Total Funding to Date                                                   $______________

                  Cash disbursement instructions (including wire and account information) for the Company Requested Disbursement are set forth in Annex 1 hereto.

                  The date that the Company Requested Disbursement is to be made is ________.

                  The Company hereby certifies, in connection with this Requisition, that:


                                     3.8 - 1

                           (a) the proceeds of the requested disbursements will be used solely to pay Project Costs in accordance with the Indenture;

                           (b)      all work performed to date has been
                  satisfactorily performed in a good and workmanlike manner and according to the EPC Contract;

                           (c) undisbursed funds in the Construction Account,
                  together with funds available under the Equity Subscription Agreement or other available sources of funds, are reasonably expected to be sufficient to complete the Facility according to the EPC Contract by the Date Certain;

                           (d) no Default or Event of Default under the
                  Indenture, the DSR LOC Reimbursement Agreement, PPA LOC Reimbursement Agreement or Working Capital Agreement has occurred and is continuing;

                           (e) all proceeds of prior Requisitions have been
                  expended or applied pursuant to provisions of the Financing Documents and the items for which amounts are requested in this Requisition have not been the basis for a previous Requisition;

                           (f) the insurance policies required pursuant to
                  Schedule 6.2 of the Indenture, the material Governmental Approvals required to have been obtained as of the date of this Requisition, and all necessary Project Contracts are in full force and effect; and

                           (g) the representations set forth in Sections 3.1,
                  3.3, 3.4, 3.5, 3.8 and 3.10 of the Indenture are true and correct in all material respects.

         This Requisition is accompanied by the following items:

                           (a) if any amount of the Company Requested
                  Disbursement is to be applied to any payment under the EPC Contract, a payment request under the EPC Contract (which request is attached hereto), approved by the Company;

                           (b) if any amount of a Company Requested Disbursement
                  is to be applied to the payment of a Project Cost other than the payment of interest, fees, expenses or other costs required to be paid by the obligors under the Financing Documents or the EPC Contract, a statement detailing such amounts and describing the services rendered, together with attached bills for individual Project Costs in excess of $100,000, except for estimated amounts which represent a Project Cost which as of the date of this Requisition is not due and payable but which will become due and payable prior to the next scheduled requested disbursement ("Estimated Project Costs") and for which bills for such Estimated Project costs will be attached to the next Requisition for individual Project Costs in excess of $100,000; and


                                     3.8 - 2

                           (c) bills for any Project Costs which as of the date
                  of the last Requisition were Estimated Project Costs and are required pursuant to such last Requisition to be attached hereto.

         [A certificate of the Independent Engineer, substantially in the form of Exhibit A hereto, will be submitted to the Collateral Agent by the time required under the Collateral Agency Agreement.](1)

                                                     AES RED OAK, L.L.C.


                                                     By:
                                                        -----------------------
                                                        Name:
                                                        Title:

-----------------
(1) A certificate of the Independent Engineer is required to be delivered only as contemplated by Section 3.8(d).



                                     3.8 - 3

                    FORM OF INDEPENDENT ENGINEER CONFIRMATION


                                                        Requisition No. _____
                                                        Date:________________


The Bank of New York,
as Collateral Agent
[address]

         Reference is hereby made to the Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000, among AES Red Oak, L.L.C. (the "COMPANY"), The Bank of New York, as Collateral Agent, Trustee and Depositary Bank, and Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider (as the same may be amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"). Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Collateral Agency Agreement.

         [ ], as Independent Engineer (the "INDEPENDENT ENGINEER") confirms receipt of Requisition No. _________ (the "SUBJECT REQUISITION") and confirms that, to the best of its knowledge and belief, the matters set forth in the Subject Requisition are [correct] [incorrect in the following respects:]


                                     3.8 - 4

                                  EXHIBIT 3.15

                         FORM OF RESTORATION CERTIFICATE


The Bank of New York                                    AES Red Oak Project
as Collateral Agent                                     Restoration Certificate
                                                        [Date]

         Reference is made to that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"), among AES Red Oak, L.LC. (together with its successors and assigns, the "COMPANY"), and The Bank of New York, as Trustee, Collateral Agent and Depositary Bank (together with its successors in such capacity, the "COLLATERAL AGENT") and Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Indenture.

         The Company hereby requests, pursuant to Section 3.15(b) of the Collateral Agency Agreement, that the Collateral Agent make a disbursement from the Restoration Account in the aggregate amount of _________ (the "REQUESTED DISBURSEMENT").

         The date that the Requested Disbursement is to be made is ________. Cash disbursement instructions for the Requested Disbursement are set forth in Annex 1 hereto.

         All monies released from the Restoration Account pursuant to this Certificate shall be secured by the Security Documents, including, without limitation, the Mortgage.

         The undersigned, an authorized representative of the Company hereby certifies, in connection with this Certificate, that the proceeds of the Requested Disbursement will be used solely for the payment (or reimbursement, to the extent the same have been paid or satisfied by the Company) of the costs of repair and replacement of the Facility or portion thereof that has been affected by an Event of Loss or an Event of Eminent Domain.

         The Requested Disbursement, together with all other such requisitions in the current Fiscal Year, totals $______ in the aggregate, and the approval of the Independent Engineer hereto [is/is not] required pursuant to Section 3.15(b) of the Indenture.

         The Company hereby certifies that all conditions precedent to the Requested Disbursement as set forth in the Collateral Agency Agreement have been satisfied.

                                               AES RED OAK, L.L.C.


                                               By:
                                                 ------------------------------
                                                 Name:
                                                 Title:


                                    3.15 - 1

Approved this ___ day of ______, ___.(1)

STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.


By:
    ---------------------------------------
    Name:
    Title:





----------------------
(1) Required only if aggregate amount of disbursements requested in any one Fiscal Year exceeds $5,000,000.


                                    3.15 - 2

                                   EXHIBIT 4.3

                   FORM OF PERFORMANCE ENHANCEMENT CERTIFICATE


The Bank of New York                       AES Red Oak Project
as Collateral Agent                        Performance Enhancement Certificate
                                           [Date]

         Reference is made to that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 (as amended, modified or supplemented from time to time, the "COLLATERAL AGENCY AGREEMENT"), among AES Red Oak, L.LC., (together with its successors and assigns, the "COMPANY"), and The Bank of New York, as Trustee, Collateral Agent and Depositary Bank (together with its successors in such capacity, the "COLLATERAL AGENT") and Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, PPA LOC Provider and Working Capital Provider. Each capitalized term used herein and not otherwise defined herein shall have the meaning assigned to it in the Indenture.

         The Company hereby requests, pursuant to Section 4.3(b) of the Collateral Agency Agreement, that the Collateral Agent make a disbursement from a separate account maintained by the Depositary Bank on behalf of the Collateral Agent in the aggregate amount of _________ (the "REQUESTED DISBURSEMENT").

         The date that the Requested Disbursement is to be made is ________. Cash disbursement instructions for the Requested Disbursement are set forth in Annex 1 hereto.

         All monies released from such account pursuant to this Certificate shall be secured by the Security Documents, including, without limitation, the Mortgage.

         The undersigned, an authorized representative of the Company hereby certifies, in connection with this Certificate, that the proceeds of the Requested Disbursement will be used solely for the payment (or reimbursement, to the extent the same have been paid or satisfied by the Company) of the costs of modification, repair and replacement of that portion of the Facility that requires modification, repair or replacement in order to remedy the circumstances giving rise to the obligation of the Contractor to pay Buy-Down Amounts.

         The Company hereby certifies that all conditions precedent to the Requested Disbursement as set forth in the Collateral Agency Agreement have been satisfied.

                                         AES RED OAK, L.L.C.


                                         By:__________________________________
                                               Name:
                                               Title:


                                    4.3 - 1

Approved this ___ day of ______, ___.

STONE & WEBSTER MANAGEMENT CONSULTANTS, INC.


By:____________________________________
    Name:
    Title:


                                    4.3 - 2

                                   EXHIBIT 5.5

                FORM OF EPC CONTRACT PREPAYMENT LETTER OF CREDIT


                                                           __________ __, 2000



Beneficiary:
The Bank of New York, as Collateral Agent
Corporate Trust Administration
101 Barclay Street, Floor 21W
New York, NY   10286

                    IRREVOCABLE STANDBY LETTER OF CREDIT NO.

We hereby issue in your favor our Irrevocable Letter of Credit No. __________ (this "Letter of Credit") for the account of Raytheon Company on behalf of Raytheon Engineers & Constructors, Inc. in an aggregate amount of $237,665,537.15 (Two Hundred Thirty-Seven Million, Six Hundred Sixty-Five Thousand, Five Hundred Thirty-Seven and Fifteen Cents) (the "Stated Amount of Credit").

We understand that this Letter of Credit is being issued to you in connection with that certain Agreement for Engineering, Procurement and Construction Services, dated as of October 15, 1999 (the "Agreement") between AES Red Oak, L.L.C. ("AES") and Raytheon Engineers & Constructors, Inc. ("Contractor").

The Stated Amount of Credit shall decrease automatically at any time and from time to time to no less than $30,782,500 (which amount corresponds to the retention amount under the Agreement), upon each receipt by us of a Reduction Certificate in the form of Annex C attached hereto stating the amount of the applicable reduction and setting forth the applicable new Stated Amount of Credit for this Letter of Credit to be effected by such Reduction Certificate. Notice of each such reduction shall be given by us to AES and Contractor.

The outstanding value of this Letter of Credit will be further automatically reduced from $30,782,500 to zero, upon receipt by us of a Certificate of Final Acceptance, substantially in the form of Annex D attached hereto. Notice of such reduction shall be given by us to Contractor and AES.

Prior to or on the Termination Date (as hereunder defined) of this Letter of Credit, you may draw from time to time an amount not exceeding the Stated Amount of Credit then in effect on the conditions set forth herein against presentation of this Letter of Credit in the manner provided herein and your sight draft on us (marked "Drawn under BankBoston, N.A., Letter of Credit No. __________") accompanied by a signed Drawing Certificate in the form attached herein as Annex A appropriately completed and executed by purported Authorized Officers of The Bank of New York, as Collateral Agent and, as applicable, confirmed by AES.


                                    5.5 - 1

Presentation of this Letter of Credit and such draft and Drawing Certificate shall be made at our office at 150 Federal Street, Boston, MA 02110 (fax no.
(617) 434-5414) (with telephone confirmation on (617) 434-3062), Attn: Mr. Navin Bhojani, either by physical delivery of such documents or by facsimile transmission of such documents to the office stated above. Upon such presentation, the payment of a drawing shall be made in accordance with the terms herein. Such documents shall be sent to our office by overnight courier for receipt by us within one Business Day of the date of any facsimile transmission. Our only obligation with regard to a drawing under this Letter of Credit shall be to examine the draft and Drawing Certificate received by fax and to pay in accordance therewith, and we shall not be obligated to make any inquiry in connection with the presentation of the draft and Drawing Certificate.

If this Letter of Credit and the requisite draft and Drawing Certificate are presented to us at or prior to 10:00 a.m. (Boston time) on a Business Day (as hereinafter defined), and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds on or prior to 4:00 p.m. (Boston time) on such day. If a drawing is made hereunder after 10:00 a.m. (Boston time) on a Business Day, and provided that such drawing and the documents and other items presented in connection therewith conform to the terms and conditions hereof, payment of the amount specified shall be made to you in immediately available funds, not later than 2:00 p.m. (Boston time), on the following Business Day. If a demand for payment made hereunder does not, in any instance, conform to the terms and conditions of this Letter of Credit, we shall give you prompt notice that the demand for payment was not affected in accordance with the terms and conditions of this Letter of Credit, stating the reasons therefor and that we will upon your instructions hold the documents at your disposal or return the same to you. Upon being notified that the demand for payment was not effected in conformity with this Letter of Credit, you may attempt to correct any such nonconforming demand if and to the extent that you are entitled and able to do so.

This Letter of Credit shall become operative, without any further action by any party, upon our receipt of the sum of U.S.$290,800,000, by inter-bank wire transfer, for credit to the account on our books of Contractor, Account No. 55007030, BankBoston, N.A., Boston, MA, ABA #011000390, quoting this Letter of Credit No. ____ to the attention of Mr. Navin Bhojani, as payment due under the Agreement. Written confirmation of our receipt of such amount shall be given by us to the Beneficiary, AES Red Oak, L.L.C. at: 1001 North 19th Street, Arlington, VA 22209 and Contractor. Unless terminated earlier in accordance with the provisions hereof, this Letter of Credit expires at the close of business at our office in Boston, Massachusetts on March 14, 2002 (the "Stated Expiration Date"). Any drawing under this Letter of Credit will be paid with our own funds and not out of funds or other assets of the Contractor.

Only you may make a drawing under this Letter of Credit. Multiple drawings may be made under this Letter of Credit.

The payment of any drawing hereunder shall automatically reduce the Stated Amount of Credit available under this Letter of Credit on a dollar-for-dollar basis.


                                    5.5 - 2

Upon the earlier of (i) the close of business at our office in Boston, Massachusetts, on the Stated Expiration Date, (ii) the date we have paid an amount equal to the sum of the Stated Amount of Credit then in effect or
(iii) the date of our receipt of a certificate in the form of Annex B attached hereto purportedly signed by an Authorized Officer of The Bank of New York, as Collateral Agent (a "Certificate as to Cancellation") accompanied by this original Letter of Credit (which earliest date of (i), (ii) or (iii) is referred to herein as the "Termination Date") this Letter of Credit shall automatically terminate and expire and the original of this Letter of Credit shall be immediately delivered to us for cancellation.

Communications with respect to this Letter of Credit shall be in writing and shall be addressed to us at 150 Federal Street, Boston, MA 02110, specifically referring therein to this Letter of Credit by number.

As used herein (a) "Authorized Officer of The Bank of New York, as Collateral Agent" shall mean any of your Vice Presidents (and as applicable of AES' Vice Presidents) and (b) "Business Day" shall mean any day on which commercial banks in the State of Massachusetts are open for the purpose of conducting commercial banking business.

This Letter of Credit sets forth in full our undertaking and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein, except only the certificates referred to herein, and any such reference shall not be deemed to incorporate herein by reference any documents, instruments or agreements except for such certificates.

This Letter of Credit shall be subject to the provisions (to the extent that such provisions are not inconsistent with this Letter of Credit) of the Uniform Customs and Practice for Documentary Credits, 1993 Revision, International Chamber of Commerce, Publication No. 500. To the extent that the provisions of this Letter of Credit are not covered by such Uniform Customs and Practice, this Letter of Credit shall be governed by, and enforced and construed in accordance with, the laws of the State of New York.

Notwithstanding anything to the contrary contained in this agreement, the parties hereto hereby acknowledge and agree that any and all references therein to "BankBoston, N.A." or "BankBoston Corp." shall be deemed to refer to "Fleet National Bank" and "Fleet Boston Corporation", respectively.

                                        Very truly yours,

                                        --------------------------
                                        Name:
                                        Title:


                                    5.5 - 3

                                     ANNEX A

                          (FORM OF DRAWING CERTIFICATE)


                                                      Date: __________________


TO:   BankBoston, N.A.
      150 Federal Street
      Boston, MA  02110
      Attn:    Letter of Credit Department

    RE: Irrevocable Letter of Credit No. __________ (the "Letter of Credit")

The undersigned, Authorized Officer(s) [of AES and](1) of The Bank of New York ("Collateral Agent") in its capacity as Collateral Agent, hereby certify to BankBoston, N.A. with reference to the Letter of Credit that:

         (Check one of the following)

(1)      ____       No Certificate as to Cancellation (as defined in the
                    Letter of Credit) has been delivered, and

         (Check one of the following)

         ____ the Agreement (as defined in the Letter of Credit) has been terminated in accordance with its terms; or

         ____       an event of default of the Contractor as defined in
                    Section 16.1 of the Agreement has occurred and is continuing; or

         ____ a suspension of the performance of the obligations of the Contractor under Section 15.1 of the Agreement has occurred and a result of such suspension has been to increase the time of performance of the obligations of the Contractor under the Agreements for a period in excess of six (6) months; or

         ____ an event of force majeure effecting the performance of the obligations of the Contractor under the Agreement has occurred and the result of such event of force majeure has been to increase the time of performance of the obligations of the Contractor under the Agreement for a period in excess of six (6) months;

------------------------------
(1) Use bracketed language only if paragraph (3) below is NOT included.


                                    5.5 - 4
                    accordingly, the Collateral Agent is entitled to draw $___________ under the Letter of Credit (such amount being up to the then Stated Amount of Credit of the Letter of Credit, less any portion thereof corresponding to Retainage not then proper for draw under the terms and conditions of the Agreement);

         or (Check one of the following)

                  (1) ____ No Certificate as to Cancellation has been delivered and there has occurred and is continuing a Trigger Event under and as defined in that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 among AES Red Oak, L.L.C., The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent and The Bank of New York, as Depositary Bank; accordingly, the Collateral Agent is entitled to draw $__________ under the Letter of Credit (such amount being the then Stated Amount of Credit of the Letter of Credit); or

                  (1) ____ No Certificate as to Cancellation has been delivered and the Letter of Credit will expire within 30 days after the date hereof and the Contractor has not furnished a required replacement Letter of Credit and Final Acceptance has not occurred under the Agreement, accordingly, the Collateral Agent is entitled to draw $________ under the Letter of Credit (such amount being the then Stated Amount of Credit of the Letter of Credit); or

                  (1) ____ No Certificate as to Cancellation has been delivered and there has been a change order which reduces the "Contract Price" under and as defined in the Agreement and the payment required of the Contractor in respect thereof has not been made within thirty (30) days of such Scope Change Order, accordingly, the Collateral Agent is entitled to draw $___________ under the Letter of Credit (such amount being equal to the amount of the payment referred to above); or

                  (1) ____ The long-term unsecured debt rating of BankBoston, N.A. has fallen below "A" (as rated by Standard & Poor's Rating Group), and the Contractor has failed within 45 days to deliver a replacement letter of credit from a financial institution which has a long-term unsecured debt rating of at least "A" by Standard & Poor's Rating Group;

(2) The amount of the sight draft accompanying this certificate equals the amount to be drawn under the Letter of Credit as set forth above and does not exceed the Stated Amount of Credit (as defined in the Letter of Credit).


                                    5.5 - 5

[OPTIONAL]

[(3) The conditions set forth in Section 3.8(c) of that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 among AES Red Oak, L.L.C., The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider,
         Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent and The Bank of New York, as Depositary Bank have not been satisfied, accordingly the signature of AES Red Oak, L.L.C. is NOT required.]

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent


                                        By:  _________________________________
                                             Name:
                                             Title:



Acknowledged and Agreed:(2)

AES RED OAK, L.L.C.



By:      ______________________________
         Name:
         Title:





----------------------------------
(2) This signature line only required if the certificate in item (3) above is NOT included.


                                    5.5 - 6

                                     ANNEX B

                    (FORM OF CERTIFICATE AS TO CANCELLATION)

                                                         Date: _______________


TO:      BankBoston, N.A.
         150 Federal Street
         Boston, MA  02110
         Attn:    Letter of Credit Department

RE:      IRREVOCABLE LETTER OF CREDIT NO. __________ (THE "LETTER OF CREDIT")

The undersigned, Authorized Officer of The Bank of New York (the "Collateral Agent") in its capacity as Collateral Agent, hereby certify to BankBoston, N.A. with reference to the Letter of Credit that:

         _____ The Contractor is no longer required to maintain in favor of the Collateral Agent an EPC Prepayment Letter of Credit under, and as defined in, that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 among AES Red Oak, L.L.C., The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent and The Bank of New York, as Depositary Bank; or

         _____ A replacement EPC Prepayment Letter of Credit has been provided to the Collateral Agent by or on behalf of the Contractor.

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent


                                        By: __________________________________
                                            Name:
                                            Title:


                                    5.5 - 7

                                     ANNEX C

                         (Form of Reduction Certificate)

                                                    Date:  ___________________



TO:      BankBoston, N.A.
         150 Federal Street
         Boston, MA  02110
         Attn:    Letter of Credit Department

RE:      IRREVOCABLE LETTER OF CREDIT NO. __________ (THE "LETTER OF CREDIT")

         The undersigned, Authorized Officer of The Bank of New York ("Collateral Agent") in its capacity as Collateral Agent, hereby certify to BankBoston, N.A. with reference to the Letter of Credit that:

         AES Red Oak, L.L.C. has delivered a Requisition and the conditions set forth in Section 5.5(d) in that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 among AES Red Oak, L.L.C., The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent and The Bank of New York, as Depositary Bank have been met.

         Accordingly, the available amount of the Letter of Credit is automatically reduced by $_____________ to a new Stated Amount of Credit of $_____________, which amount shall not be less than $30,782,500.

                                        THE BANK OF NEW YORK,
                                        as Collateral Agent


                                        By: __________________________________
                                             Name:
                                             Title:


                                    5.5 - 8

                                     ANNEX D

                    (FORM OF CERTIFICATE OF FINAL ACCEPTANCE)

                                                         Date: _______________



TO:      BankBoston, N.A.
         150 Federal Street
         Boston, MA  02110
         Attn:    Letter of Credit Department

RE:      IRREVOCABLE LETTER OF CREDIT NO. __________ (THE "LETTER OF CREDIT")

The undersigned, Authorized Officer of The Bank of New York (the "Collateral Agent") in its capacity as Collateral Agent hereby certify to BankBoston, N.A. with reference to the Letter of Credit that:

         _____ The conditions set forth in Section 5.5(f) of that certain Collateral Agency and Intercreditor Agreement, dated as of March 1, 2000 among AES Red Oak, L.L.C., The Bank of New York, as Trustee, Dresdner Bank AG, acting through its New York Branch, as DSR LOC Provider, Dresdner Bank AG, acting through its New York Branch, as PPA LOC Provider, Dresdner Bank AG, acting through its New York Branch, as Working Capital Provider, The Bank of New York, as Collateral Agent and The Bank of New York, as Depositary Bank have been met. Accordingly, the Stated Amount of Credit of the Letter of Credit is automatically reduced to zero.

                                       THE BANK OF NEW YORK,
                                       as Collateral Agent


                                       By: ___________________________________
                                           Name:
                                           Title:


                                    5.5 - 9

                                  EXHIBIT 7.14

                              THIRD-PARTY ENGINEERS


BLACK & VEATCH - KANSAS CITY OFFICE

R.W. BECK - FRAMINGHAM (BOSTON) OFFICE

SERGEANT & LUNDY

STONE & WEBSTER (TO THE EXTENT NOT THE INDEPENDENT ENGINEER)